UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant [_]

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[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a -12

SCHOLASTIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Scholastic 557 Broadway, New York, NY 10012-3999 (212) 343-6100
www.scholastic.com

SCHOLASTIC CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Holders of Class A Stock and Common Stock:

The Annual Meeting of Stockholders of Scholastic Corporation (the “Company”) will be held at the Company’s corporate headquarters located at 557 Broadway, New York, New York on Wednesday, September 24, 2014, at 9:00 a.m., local time, for the following purposes:

Matters to be voted upon by holders of the Class A Stock

1.	Electing eight directors to the Board of Directors

2.	An advisory vote to approve fiscal 2014 compensation awarded to Named Executive Officers

3.	Approval of Amendment No. 2 to the Scholastic Corporation 2011 Stock Incentive Plan

Matters to be voted upon by holders of the Common Stock

1.	Electing three directors to the Board of Directors

and such other business as may properly come before the meeting and any adjournments thereof.

A proxy statement describing the matters to be considered at the Annual Meeting of Stockholders is attached to this notice. Only stockholders of record of the Class A Stock and the Common Stock at the close of business on July 28, 2014 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to be present at the meeting, we urge you to vote your shares promptly. You can vote your shares in three ways:

•	via the Internet at the website indicated on your proxy card;

•	via telephone by calling the toll free number on your proxy card; or

•	by returning the enclosed proxy card.

By order of the Board of Directors

Andrew S. Hedden
Secretary
August 7, 2014

Important Notice Regarding Availability of Proxy Materials
for the 2014 Annual Meeting of Stockholders to Be Held on September 24, 2014

This Proxy Statement and the Annual Report to Stockholders are available at
www.proxyvote.com

SCHOLASTIC CORPORATION

557 Broadway

New York, New York 10012-3999

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
September 24, 2014

SOLICITATION OF PROXIES

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Scholastic Corporation, a Delaware corporation (the “Company”), to be voted at its Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 557 Broadway, New York, New York at 9:00 a.m., local time, on Wednesday, September 24, 2014, and at any adjournments thereof.

The Company has made available to you over the Internet or delivered paper copies of this proxy statement, a proxy card and the Annual Report to Stockholders (of which the Company’s 2014 Annual Report on Form 10-K is a part) in connection with the Annual Meeting. The Company is using the rules of the Securities and Exchange Commission (“SEC”) that allow companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to many of its stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet, as well as to request a paper copy by mail, by following the instructions in the notice. In addition, the notice contains instructions for electing to receive proxy materials over the Internet or by mail in future years.

This proxy statement and the accompanying form of proxy, together with the Company’s Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2014 (the “Annual Report”), are being mailed to those stockholders who are not receiving the notice concerning Internet availability on or about August 7, 2014.

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Shares represented by each proxy properly submitted, either by mail, the Internet or telephone as indicated on the enclosed form of proxy, will be voted in accordance with the instructions indicated on such proxy unless revoked. A stockholder may revoke a proxy at any time before it is exercised by:

•	delivering to the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date;

•	providing subsequent telephone or Internet voting instructions; or

•	voting in person at the Annual Meeting.

Any written notice revoking a proxy should be sent to the attention of Andrew S. Hedden, Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, New York 10012-3999.

If you are a Common Stockholder of record submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors.

If you are a Common Stockholder and you hold your shares beneficially through a broker, bank or other holder of record submitting a proxy, and no instructions are specified, your shares will NOT be voted FOR the election of the directors.

If you are a Class A Stockholder submitting a proxy, and no instructions are specified, your shares will be voted FOR the election of the directors and for Proposals 2 and 3.

By submitting a proxy, you authorize the persons named as proxies to use their discretion in voting upon any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

SEC rules permit the Company to deliver only one copy of the proxy statement or the notice of Internet availability of the proxy statement to multiple stockholders of record who share the same address and have the same last name, unless the Company has received contrary instructions from one or more of such stockholders. This delivery method, called “householding,” reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive or have Internet access to separate proxy cards.

If you are a stockholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or you are currently receiving multiple copies of the proxy statement at the same address and wish to receive a single copy, please write to or call the Corporate Secretary, Scholastic Corporation, 557 Broadway, New York, NY 10012, telephone: (212) 343-6100.

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Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of Internet availability of the proxy materials and wish to receive a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

The cost of soliciting proxies will be borne by the Company. Solicitation other than by mail may be made personally or by telephone, facsimile or e-mail by regularly employed officers and employees who will not be additionally compensated for such solicitation. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable expenses in forwarding proxy materials to principals.

Voting Securities of the Company

Only holders of record of the Company’s Class A Stock, $0.01 par value (“Class A Stock”), and Common Stock, $0.01 par value (“Common Stock”), at the close of business on July 28, 2014 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 1,656,200 shares of Class A Stock and 30,628,220 shares of Common Stock outstanding.

The Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) provides that, except as otherwise provided by law, the holders of shares of the Class A Stock (the “Class A Stockholders”), voting as a class, have the right to: (i) fix the size of the Board so long as it does not consist of less than three nor more than 15 directors; (ii) elect all the directors, subject to the right of the holders of shares of Common Stock, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board; and (iii) exercise, exclusive of the holders of shares of Common Stock, all other voting rights of stockholders of the Company. The Certificate also provides that, except as otherwise provided by law, the voting rights of the holders of shares of Common Stock are limited to the right, voting as a class, to elect such minimum number of the members of the Board as shall equal at least one-fifth of the members of the Board.

Each share of Class A Stock and Common Stock is entitled to one vote. No holders of either class of stock have cumulative voting rights. At the Annual Meeting, the Class A Stockholders will vote on the election of eight members of the Board and the holders of Common Stock will vote on the election of three members of the Board. The other proposals set forth in the notice attached to this proxy statement for consideration at the Annual Meeting will be voted on by the Class A Stockholders only. If any other matters were to properly come before the Annual Meeting, they would be voted on by the Class A Stockholders.

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The vote required for the election of directors and in respect of the actions to be taken under Proposals 2 and 3 is specified in the description of each such proposal. In the election of directors, withheld votes and abstentions have no effect on the vote. Under the Company’s Bylaws, for the purpose of determining whether a proposal has received the required vote, abstentions will not be considered as votes cast and will have no effect. Because none of the shares of Class A Stock are held by brokers, the effect of broker non-votes is not applicable in the case of the Class A Stock. Because the only proposal before Common Stockholders is the election of three directors, the effect of broker non-votes is not applicable in the case of the Common Stock.

Principal Holders of Class A Stock and Common Stock

The following table sets forth information regarding persons who, to the best of the Company’s knowledge, beneficially owned five percent or more of the Class A Stock or the Common Stock outstanding on the Record Date. Under the applicable rules and regulations of the SEC, a person who directly or indirectly has, or shares, voting power or investment power with respect to a security is considered a beneficial owner of such security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. In computing the number of shares and percentage beneficially owned by any stockholder, shares of Class A Stock or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Richard Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	3,155,200	100%	6,341,572	(3)	18.5%
Barbara Robinson Buckland c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,484,272		7.9%
Mary Sue Robinson Morrill c/o Scholastic Corporation 557 Broadway New York, NY 10012	765,296	46.2%	3,118,575	(4)	9.9%
William W. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,585,265	(5)	8.3%
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	Class A Stock		Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Florence Robinson Ford c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,473,457		7.9%
Andrew S. Hedden c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,426,482	(6)	7.7%
Trust under the Will of Maurice R. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	648,620	39.2%	2,331,712		7.5%
Trust under the Will of Florence L. Robinson c/o Scholastic Corporation 557 Broadway New York, NY 10012	116,676	7.0%	466,676		1.5%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	—	—	1,781,808	(7)	5.2%
Blackrock, Inc. 40 East 52nd Street New York, NY 10022	—	—	2,309,713	(8)	7.6%
Royce & Associates 745 Fifth Avenue New York, NY 10151	—	—	3,778,828	(9)	12.5%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	—	—	2,572,917	(10)	8.5%
Fairpointe Capital LLC One North Franklin Ste. 3300 Chicago, IL 60606	—	—	2,918,411	(11)	9.1%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	—	—	1,531,275	(12)	5.0%

(1)	Each of Richard Robinson, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson, Florence Robinson Ford, Andrew S. Hedden and the Trust under the Will of Maurice R. Robinson (the “Maurice R. Robinson Trust”) have filed Statements on Schedule 13G with the SEC (the “13G Filings”) regarding beneficial ownership of Common Stock. Richard Robinson, Chairman of the Board, President and Chief Executive Officer of the Company, Barbara Robinson Buckland, Mary Sue Robinson Morrill, William W. Robinson and Florence Robinson Ford, all of whom are siblings of Richard Robinson, and Andrew S. Hedden, a director and executive officer of the Company, are trustees of the Maurice R. Robinson Trust, with shared voting and investment power with respect to the shares owned by the Maurice R. Robinson Trust. Under the terms of the Maurice R. Robinson Trust, the vote of a majority of the trustees is required to vote or direct the disposition of the shares held by the Maurice R. Robinson Trust. In addition, Richard Robinson and Mary Sue Robinson Morrill are the co-trustees of the Trust under the Will of Florence L. Robinson (the “Florence L. Robinson Trust”), with shared voting and investment
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power with respect to the shares owned by the Florence L. Robinson Trust. Any acts by the Florence L. Robinson Trust require the approval of each trustee. Each such trust directly owns the shares attributed to it in the table and each person listed herein as a trustee of such trust is deemed to be the beneficial owner of the shares directly owned by such trust. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of the Class A Stock on the Record Date by the following persons was: Richard Robinson—2,389,904 shares (sole voting and investment power), which includes 1,499,000 shares issuable under options to purchase Class A Stock (“Class A Options”) exercisable by Mr. Robinson within 60 days of the Record Date, and 765,296 shares (shared voting and investment power); Barbara Robinson Buckland—648,620 shares (shared voting and investment power); Mary Sue Robinson Morrill—765,296 shares (shared voting and investment power); William W. Robinson—648,620 shares (shared voting and investment power); Florence Robinson Ford—648,620 shares (shared voting and investment power); Andrew S. Hedden-648,620 shares (shared voting and investment power); Maurice R. Robinson Trust—648,620 shares (sole voting and investment power); and Florence L. Robinson Trust—116,676 shares (sole voting and investment power).

(2)	The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis. The number of shares of Common Stock and percentage of the outstanding shares of Common Stock for each beneficial owner of Class A Stock assumes the conversion of such holder’s shares of Class A Stock (including the 1,499,000 shares issuable under the Class A Options exercisable within 60 days of the Record Date, in the case of Mr. Robinson) into shares of Common Stock. Based on their 13G Filings and subsequent information made available to the Company, the aggregate beneficial ownership of Common Stock on the Record Date by the following holders was: Richard Robinson—3,543,184 shares (sole voting and investment power), which includes the 1,499,000 shares under the Class A Options exercisable within 60 days of the Record Date held by Mr. Robinson, and 2,798,388 shares (shared voting and investment power); Barbara Robinson Buckland—152,560 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Mary Sue Robinson Morrill — 3,118,575 shares (shared voting and investment power); William W. Robinson—205,045 shares (sole voting and investment power) and 2,380,220 shares (shared voting and investment power); Florence Robinson Ford—141,745 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Andrew S. Hedden—94,770 shares (sole voting and investment power) and 2,331,712 shares (shared voting and investment power); Maurice R. Robinson Trust—2,331,712 shares (sole voting and investment power); and Florence L. Robinson Trust—466,676 shares (sole voting and investment power).

(3)	Includes 3,155,200 shares of Common Stock issuable on conversion of the Class A Stock (including the 1,499,000 shares issuable under the Class A Options) described in Notes 1 and 2 above; 633,898 shares of Common Stock held directly by Mr. Robinson; 300,000 shares of Common Stock under options exercisable by Mr. Robinson within 60 days of the Record Date under the Scholastic Corporation 2011 Stock Incentive Plan (“the 2011 Plan”), 112,086 shares of Common Stock under options exercisable by Mr. Robinson within 60 days of the Record Date under the Scholastic Corporation 2001 Stock Incentive Plan (“the 2001 Plan”); 10,101 shares of Common Stock with respect to which Mr. Robinson had voting rights on the Record Date under the Scholastic Corporation 401(k) Savings and Retirement Plan (the “401(k) Plan”); 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 47,088 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for his two sons; 15,918 RSUs scheduled to vest within 60 days of the Record Date under the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”) and 34,191 shares of Common Stock owned by the Richard Robinson Charitable Fund. Does not include an additional 44,247 unvested RSUs under the MSPP. The 633,898 shares held directly by Mr. Robinson are pledged to a bank as collateral for a personal loan.

(4)	Does not include an aggregate of 300,935 shares of Common Stock held under Trusts for which Ms. Morrill’s spouse is the trustee and 2,350 shares held by her daughter-in-law, as to which Ms. Morrill disclaims beneficial ownership.

(5)	Does not include 16,550 shares of Common Stock held under trusts for which Mr. William Robinson’s spouse is a trustee and 64,728 shares held directly by his spouse, as to which Mr. Robinson disclaims beneficial ownership.

(6)	Includes 2,000 shares of Common Stock held directly by Mr. Hedden; 13,316 shares under options exercisable within 60 days of the Record Date under the 2011 Plan; 75,000 shares under options exercisable within 60 days of the Record Date under the 2001 Plan; 1,250 RSUs scheduled to vest within 60 days of the
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Record Date under the 2001 Plan; 870 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; 2,334 RSUs scheduled to vest within 60 days of the Record Date under the MSPP; 648,620 shares of Common Stock issuable on conversion of the Class A Stock owned by the Maurice Robinson Trust; and 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust. Does not include 15,965 unvested RSUs under the MSPP and 6,336 unvested RSUs under the 2011 Plan.

(7)	The information for T. Rowe Price Associates, Inc. (“Price Associates”) is derived from a Schedule 13G Amendment, dated February 1, 2014, filed with the SEC reporting beneficial ownership as of December 31, 2013. These shares are owned by various individual and institutional investors, as to which Price Associates serves as investment adviser with the sole power to direct investments with regard to all such shares and the sole power to vote 273,543 of such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(8)	The information for Blackrock, Inc. (“Blackrock”) is derived from a Schedule 13G Amendment, dated January 17, 2014, filed with the SEC reporting beneficial ownership as of December 31, 2013. Blackrock has the sole power to direct investments with regard to all such shares and the sole power to vote 2,209,908 of such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Blackrock is deemed to be a beneficial owner of these shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds of the sale of, these shares.

(9)	The information for Royce & Associates LLC (“Royce”) is derived from a Schedule 13G Amendment, dated January 14, 2014, filed with the SEC reporting beneficial ownership as of December 31, 2013. Royce has the sole power to vote and direct investments with regard to all such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Royce is deemed to be a beneficial owner of these shares. Various accounts managed by Royce have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares.

(10)	The information for Dimensional Fund Advisors LP (“Dimensional Fund”) is derived from a Schedule 13G Amendment, dated February 10, 2014, filed with the SEC reporting beneficial ownership as of December 31, 2013. Dimensional Fund serves as investment adviser to certain investment companies and as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund may act as an advisor or subadvisor to certain funds. The Funds own these shares, and in its role as investment advisor, subadvisor and/or manager, Dimensional Fund has the sole power to direct investments with regard to all such shares and the sole power to vote 2,549,491 of such shares. The funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held in their respective accounts. For purposes of the reporting requirements of the Exchange Act, Dimensional Fund is deemed to be a beneficial owner of these shares; however, Dimensional Fund expressly disclaims that it is, in fact, the beneficial owner of such shares.

(11)	The information for Fairpointe Capital LLC (“Fairpointe”) is derived from a Schedule 13G Amendment, dated February 7, 2014, filed with the SEC reporting beneficial ownership as of December 31, 2013. Fairpointe has the sole power to vote with regard to 2,794,393 of such shares, the sole power to direct investments with regard to 2,841,861 of such shares and the shared power to direct investments with regard to 76,550 of such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Fairpointe is deemed to be a beneficial owner of these shares.

(12)	The information for The Vanguard Group (“Vanguard”) is derived from a Schedule 13G, dated February 11, 2014, filed with the SEC reporting beneficial ownership as of December 31, 2013. Vanguard has the sole power to vote or direct investments with regard to 1,495,984 of such shares and the shared power to vote or direct investments with regard to 35,291 of such shares. Accordingly, for purposes of the reporting requirements of the Exchange Act, Vanguard is deemed to be a beneficial owner of these shares.
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Change of Control Arrangement for Certain Class A Stockholders

Pursuant to an agreement dated July 23, 1990 between the Maurice R. Robinson Trust and Richard Robinson, the Maurice R. Robinson Trust has agreed that if it receives an offer from any person to purchase any or all of the shares of Class A Stock owned by the Maurice R. Robinson Trust and it desires to accept such offer, Richard Robinson will have the right of first refusal to purchase all, but not less than all, of the shares of Class A Stock that such person has offered to purchase for the same price and on the same terms and conditions offered by such person. In the event Richard Robinson does not elect to exercise such option, the Maurice R. Robinson Trust shall be free to sell such shares of Class A Stock in accordance with the offer it has received. In addition, if Richard Robinson receives an offer from any person to purchase any or all of his shares of Class A Stock and the result of that sale would be to transfer to any person other than Richard Robinson or his heirs voting power sufficient to enable such other person to elect the majority of the Board, either alone or in concert with any person other than Richard Robinson, his heirs or the Maurice R. Robinson Trust (a “Control Offer”), and Mr. Robinson desires to accept the Control Offer, the Maurice R. Robinson Trust will have the option to sell any or all of its shares of Class A Stock to the person making the Control Offer at the price and on the terms and conditions set forth in the Control Offer. If the Maurice R. Robinson Trust does not exercise its option, Mr. Robinson will be free to accept the Control Offer and to sell his shares of Class A Stock in accordance with the terms of the Control Offer. If the Maurice R. Robinson Trust exercises its option, Mr. Robinson cannot accept the Control Offer unless the person making the Control Offer purchases the shares of Class A Stock that the Maurice R. Robinson Trust has elected to sell.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and persons who are the beneficial owners of more than 10% of the Common Stock to file reports of their ownership and changes in ownership of the Company’s equity securities with the SEC. The reporting persons are required by SEC regulation to furnish the Company with copies of all Section 16 reports they file. Based on a review of the copies of such forms furnished to the Company and other written representations that no other reports were required during the fiscal year ended May 31, 2014, the Company believes all of its directors, executive officers and greater than ten percent beneficial owners timely filed all Section 16(a) reports required during such fiscal year.

Share Ownership of Management

On the Record Date, each director, director nominee and Named Executive Officer reported under the caption “Executive Compensation” and all directors and executive officers as a group beneficially owned shares of the Class A Stock and Common Stock as set forth in the table below. In computing the number of shares and percentage beneficially owned by any

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stockholder, shares of Class A or Common Stock subject to options or restricted stock units (“RSUs”) held by that person that are currently exercisable or vested or will become exercisable or vested within 60 days of the Record Date are included. Such shares, however, are not deemed outstanding for purposes of computing the percentage owned by any other person.

	Class A Stock			Common Stock
Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Directors and Nominees
Richard Robinson	3,155,200	(2)	100%	6,341,572	(3)	18.5%
James W. Barge	—		—	29,394	(4)	*
Marianne Caponnetto	—		—	16,794	(5)	*
John L. Davies	—		—	47,394	(6)	*
Andrew S. Hedden	648,620	(2)	39.2%	2,426,482	(7)	7.7%
Mae C. Jemison	—		—	39,998	(8)	*
Peter M. Mayer	—		—	61,644	(9)	*
John G. McDonald	—		—	48,398	(10)	*
Augustus K. Oliver	—		—	52,668	(11)	*
Richard M. Spaulding	—		—	166,752	(12)	*
Peter Warwick**	—		—	0		*
Margaret A. Williams	—		—	16,794	(5)	*
Named Executive Officers
Richard Robinson	3,155,200	(2)	100%	6,341,572	(3)	18.5%
Maureen O’Connell	—		—	274,150	(13)	1.0%
Margery Mayer	—		—	159,618	(14)	*
Judith Newman	—		—	125,211	(15)	*
Alan J. Boyko	—		—	123,512	(16)	*
All directors, director nominees and executive officers as a group (16 persons)	3,155,200	(2)	100%	7,598,669	(17)	21.6%

*	Less than 1.0%

**	Nominee

(1)	Except as indicated in the notes below, each person named has sole voting and investment power with respect to the shares shown opposite his or her name.

(2)	See the information with respect to Richard Robinson and Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above. The shares of Class A Stock are convertible at the option of the holder into shares of Common Stock at any time on a share-for-share basis.

(3)	See the information with respect to Richard Robinson under “Principal Holders of Class A Stock and Common Stock” above.

(4)	Includes 7,257 shares of Common Stock held directly by Mr. Barge, 20,763 shares of Common Stock under options exercisable by Mr. Barge within 60 days of the Record Date under the Scholastic Corporation 2007 Outside Directors Stock Incentive Plan or the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (together, the “2007 Plan”) and 1,374 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(5)	Includes 3,657 shares held directly by such director, 11,763 shares of Common Stock under options exercisable by such director within 60 days of the Record Date under the 2007 Plan and 1,374 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(6)	Includes 7,257 shares of Common Stock held directly by Mr. Davies, 20,763 shares of Common Stock under options exercisable by Mr. Davies within 60 days of the Record Date under the 2007 Plan, and 18,000 shares of Common Stock under options exercisable by Mr. Davies within 60 days of the Record
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Date under the Scholastic Corporation 1997 Outside Director Stock Option Plan (the “1997 Plan”) and 1,374 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(7)	See the information with respect to Andrew S. Hedden under “Principal Holders of Class A Stock and Common Stock” above.

(8)	Includes 5,861 shares of Common Stock held directly by Dr. Jemison, 14,763 shares of Common Stock under options exercisable by Dr. Jemison within 60 days of the Record Date under the 2007 Plan, 18,000 shares of Common Stock under options exercisable by Dr. Jemison within 60 days of the Record Date under the 1997 Plan and 1,374 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(9)	Includes 21,507 shares of Common Stock held directly by Mr. Mayer, 20,763 shares of Common Stock under options exercisable by Mr. Mayer within 60 days of the Record Date under the 2007 Plan, 18,000 shares of Common Stock under options exercisable by Mr. Mayer within 60 days of the Record Date under the 1997 Plan and 1,374 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(10)	Includes 8,261 shares of Common Stock held directly by Mr. McDonald, 20,763 shares of Common Stock under options exercisable by Mr. McDonald within 60 days of the Record Date under the 2007 Plan, 18,000 shares of Common Stock under options exercisable by Mr. McDonald within 60 days of the Record Date under the 1997 Plan and 1,374 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(11)	Includes 12,531 shares of Common Stock held directly by Mr. Oliver, 20,763 shares of Common Stock under options exercisable by Mr. Oliver under the 2007 Plan, 18,000 shares of Common Stock under options exercisable by Mr. Oliver within 60 days of the Record Date under the 1997 Plan and 1,374 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan

(12)	Includes 144,615 shares of Common Stock held directly by Mr. Spaulding, 3,000 shares of Common Stock under options exercisable by Mr. Spaulding within 60 days of the Record Date under the 2001 Plan, 17,763 shares of Common Stock under options exercisable by Mr. Spaulding within 60 days of the Record Date under the 2007 Plan and 1,374 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan.

(13)	Includes 20,960 shares of Common Stock held directly by Ms. O’Connell, 25 shares of Common Stock owned by Ms. O’Connell’s minor son, 25,563 shares of Common Stock under options exercisable by Ms. O’Connell within 60 days of the Record Date under the 2011 Plan, 221,000 shares of Common Stock under options exercisable by Ms. O’Connell within 60 days of the Record Date under the 2001 Plan, 1,740 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan, 3,000 RSUs scheduled to vest within 60 days of the Record Date under the 2001 Plan and 1,862 RSUs scheduled to vest within 60 days of the Record Date under the Scholastic Corporation Management Stock Purchase Plan (the “MSPP”). Does not include an additional 10,263 unvested RSUs under the MSPP and 13,880 unvested RSUs under the 2011 Plan.

(14)	Includes 45,810 shares of Common Stock held directly by Ms. Mayer, 12,951 shares under options exercisable by Ms. Mayer within 60 days of the Record Date under the 2011 Plan, 63,744 shares under options exercisable by Ms. Mayer within 60 days of the Record Date under the 2001 Plan, 34,000 shares under options exercisable by Ms. Mayer within 60 days of the Record Date under the Scholastic Corporation 1995 Stock Option Plan (the “1995 Plan”), 870 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan, 2,000 RSUs scheduled to vest within 60 days of the Record Date under the 2001 Plan and 243 RSUs scheduled to vest within 60 days of the Record Date under the MSPP. Does not include an additional 6,336 unvested RSUs under the 2011 Plan.

(15)	Includes 26,497 shares of Common Stock held directly by Ms. Newman, 20,445 shares under options exercisable by Ms. Newman within 60 days of the Record Date under the 2011 Plan, 43,800 shares under options exercisable by Ms. Newman within 60 days of the Record Date under the 2001 Plan, 25,000 shares options exercisable by Ms. Newman within 60 days of the Record Date under the 1995 Plan, 870 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan, 8,200 shares underlying RSUs scheduled to vest within 60 days of the Record Date under the 2001 Plan and 399 RSUs scheduled to vest within 60 days of the Record Date under the MSPP. Does not include an additional 5,257 unvested RSUs under the MSPP and 6,336 unvested RSUs under the 2011 Plan.

(16)	Includes 35,974 shares of Common Stock held directly by Mr. Boyko, 17,945 shares under options exercisable by Mr. Boyko within 60 days of the Record Date under the 2011 Plan, 37,420 shares under options exercisable by Mr. Boyko within 60 days of the Record Date under the 2001 Plan, 25,000 shares under options exercisable by Mr. Boyko within 60 days of the Record Date under the 1995 Plan, 870 RSUs
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scheduled to vest within 60 days of the Record Date under the 2011 Plan, 1,250 RSUs scheduled to vest within 60 days of the Record Date under the 2001 Plan, 1,293 RSUs scheduled to vest within 60 days of the Record Date under the MSPP and 3,760 shares held under the 401(k) Plan. Does not include an additional 5,131 unvested RSUs under the MSPP and 6,336 unvested RSUs under the 2011 Plan.

(17)	Includes 3,155,200 shares of Common Stock issuable on conversion of the Class A Stock (including the 1,499,000 shares issuable under the Class A Options) described in Notes 1 and 2 under “Principal Holders of Class A Stock and Common Stock” above; 1,683,092 shares of Common Stock owned by the Maurice R. Robinson Trust; 350,000 shares of Common Stock owned by the Florence L. Robinson Trust; 47,086 shares of Common Stock for which Mr. Robinson is custodian under a separate custodial account for his two sons; and 34,191 shares owned by the Richard Robinson Charitable Fund. Also includes an aggregate of 979,742 shares of Common Stock held directly and 25 shares beneficially owned by all directors and executive officers as a group; an aggregate of 390,220 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2011 Plan; an aggregate of 556,050 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2001 Plan; an aggregate of 84,000 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 1995 Plan; an aggregate of 159,867 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 2007 Plan; an aggregate of 90,000 shares of Common Stock under options exercisable by members of the group within 60 days of the Record Date under the 1997 Plan; an aggregate of 5,220 RSUs scheduled to vest within 60 days of the Record Date under the 2011 Plan; an aggregate of 15,700 RSUs scheduled to vest within 60 days of the Record Date under the 2001 Plan; an aggregate of 12,366 RSUs scheduled to vest within 60 days of the Record Date under the 2007 Plan; an aggregate of 22,049 RSUs scheduled to vest within 60 days of the Record Date under the MSPP; and an aggregate of 13,861 shares of Common Stock with respect to which members of the group had voting rights as of the Record Date under the 401(k) Plan. Does not include an aggregate of 36,616 unvested RSUs under the MSPP and an aggregate of 39,224 unvested RSUs under the 2011 Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee (the “HRCC”) was at any time during fiscal 2014 an officer or employee of the Company or any of the Company’s subsidiaries nor was any such person a former officer of the Company or any of the Company’s subsidiaries. In addition, no HRCC member is an executive officer of another entity at which an executive officer of the Company serves on the board of directors.

Human Resources and Compensation Committee Report

The HRCC has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. Based on this review and discussion, the HRCC recommended to the Board (and the Board has approved) that the CD&A be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2014.

The members of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation have provided this report.

John L. Davies, Chairperson
Marianne Caponnetto
Peter M. Mayer
John G. McDonald
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COMPENSATION DISCUSSION AND ANALYSIS

The Company’s compensation programs for its executive officers and other senior management are administered by the Human Resources and Compensation Committee (“HRCC”), which is composed solely of independent directors as defined by NASDAQ rules. The Company’s overall objective is to maintain compensation programs that foster the short-term and long-term goals of the Company and its stockholders while attracting, motivating and retaining qualified individuals.

The HRCC generally consults with management regarding employee compensation matters. The Company’s Chief Executive Officer, working with the Company’s Human Resources Department, makes annual compensation recommendations to the HRCC for executive officers (other than himself) and senior management, including the Named Executive Officers. The Company’s compensation programs have been adopted in order to implement the HRCC’s compensation philosophy discussed below, while taking into account the Company’s financial position and financial performance. They have been developed with the assistance of the Human Resources Department, as well as independent executive compensation consultants retained by the HRCC. A description of the composition and procedures of the HRCC is set forth under “Meetings of the Board and its Committees-Human Resources and Compensation Committee” and “Corporate Governance-HRCC Procedures” in “Matters Submitted to Stockholders-Proposal 1: Election of Directors,” below.

The HRCC regularly reviews the Company’s compensation programs and considers appropriate methods to tie the executive compensation program to performance and to further strengthen management’s alignment with stockholders.

Compensation Philosophy and Objectives

Pay Competitively	•	The Company’s goal is to provide a competitive compensation framework, taking into account the financial position and performance of the Company, individual contributions, teamwork, divisional or group contributions and the external market in which the Company competes for executive talent.
	•	The Company, through competitive compensation policies, strives to foster the continued development of the Company’s operating segments, which in turn builds stockholder value.
	•	In determining the compensation of its Named Executive Officers, the Company seeks to achieve its compensation objectives through a combination of fixed and variable compensation.
	•	The Company reviews the executive compensation of a broad group of companies in the publishing, media, technology and education industries for comparative purposes. In addition, the companies included in the specific compensation peer group are selected based upon several criteria, including size of company by revenues, relevant industry and other factors.
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Pay for Performance	•	The Company’s compensation practices are designed to create a direct link between the aggregate compensation paid to each Named Executive Officer and the overall financial performance of the Company.
	•	As applicable to business unit executives, the performance of a specific business unit for which an executive is responsible, or group of which such business unit is a part, may also be used to create a link between the achievement of divisional and group financial goals and the overall financial performance of the Company.
Executives as Stockholders	•	The Company’s compensation practices are also designed to link a portion of each Named Executive Officer’s compensation opportunity directly to the value of the Common Stock through the use of stock-based awards, including stock options and restricted stock units.

Peer Group Analysis

The Company reviews the compensation practices of selected peer companies to use as a general frame of reference, but it does not formally benchmark its compensation against that of such peer companies. The peer companies to which the Company has looked to gauge its competitiveness for these purposes have included but were not limited to the following: Barnes & Noble Inc., Career Education Corporation, Houghton Mifflin Harcourt Company, Meredith Corporation, Pearson plc, Reed Elsevier plc, E. W. Scripps Company, The Washington Post Company and John Wiley & Sons, Inc. This peer group is largely the same as the peer group selected for the Company’s fiscal 2013 with two exceptions. School Specialty Inc. was removed from the peer group due to their Chapter 11 restructuring and Houghton Mifflin Harcourt was added as it became a public company in November 2013. Additionally, in analyzing its executive compensation, from time to time the Company reviews general industry compensation surveys provided by consulting firms, as well as more focused surveys covering a broad base of media companies.

Components of Executive Compensation

The following chart provides a brief overview of each of the elements of compensation. A more detailed description of each compensation element follows this chart.

Compensation Element	Objective		Key Features
Fixed
Base Salary	•	To establish a fixed level of compensation principally tied to day-to-day responsibilities	•	Base salary is determined taking into account several factors, including individual job performance, salary history, internal equity, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive’s position and level of experience, changes in responsibilities, responsibility for larger, more difficult to manage or more complex initiatives, such as new product development, or positions that require considerable creative talent, creative marketing capability or digital skills, or the management of those providing such creative content, marketing and digital expertise.
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Compensation Element	Objective		Key Features
Variable
Annual Performance-Based Cash Bonus Awards	•	To provide a reward based upon the achievement of the Company’s financial, operating and strategic goals established for the year	•	Through the use of annual bonus awards, the HRCC ties a significant portion of each Named Executive Officer’s total potential compensation to Company performance which, in the case where the executive officer is responsible for an operating unit of the Company, may also include business unit or segment performance, as well as group performance.
Long-Term Incentive Compensation	•	To align the long-term interests of the executives and the Company’s stockholders	•	Stock options, which typically vest ratably over four years, producing value for executives and employees only if the Common Stock price increases over the exercise price.
			•	Restricted stock units, which convert automatically into shares of Common Stock on a 1-to-1 basis upon vesting, generally over a four year period, serving as a retention tool as well as increasing stock ownership.
Other Equity-Based Incentives and Benefit Plans	•	To attract and retain highly qualified talent and maintain market competitiveness	•	The Company’s executives participate in the 401(k) Plan on the same terms as all employees.
			•	The ESPP provides a method for all employees, including executives, to purchase Common Stock at a 15% discount.
			•	The MSPP permits senior management to defer receipt of all or a portion of their annual cash bonus payments in order to acquire restricted stock units at a 25% discount.

Base Salary

Base salaries are reviewed annually in the context of the HRCC’s consideration of the effect of base compensation on recruiting and retaining executive talent. In establishing each executive officer’s base salary, including those of the Named Executive Officers, the HRCC considers several factors, as described under “Base Salary” in the above chart. In considering annual base salary increases, Company financial performance is also taken into consideration.

Consistent with the Company’s policy for all employees, salaries for executive officers and senior management, including the Named Executive Officers, are reviewed annually in either July or September and any increases, based on the compensation objectives discussed above, are generally effective on October 1 of each year. For fiscal 2014, there were no increases in the base salaries of the Named Executive Officers, with the exception of Ms. Mayer, who received a 5.3% increase to base salary to recognize additional responsibilities assigned to her resulting from aligning together two of the Company’s education businesses into the Education Group, and Mr. Boyko, who received a 22% increase to base salary to create better internal equity and recognize his significant role in the Children’s Book Group.

Annual Performance-Based Cash Bonus Awards

The HRCC ties a meaningful portion of each Named Executive Officer’s total potential compensation to Company performance, which, in the case where a Named Executive Officer is responsible for an operating unit of the Company, may also include business unit, segment or group performance, through the use of annual cash bonus awards. In setting financial and operating performance targets, which are established early in the

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fiscal year, the HRCC considers Company-wide strategic and operating plans and, where applicable, those of the executive’s business unit, segment or group. In each case, whether considering the Company as a whole or an executive’s business unit, segment or group, the HRCC considers the budget for the next fiscal year and sets specific incentive targets that are directly linked to the Company’s financial performance or that of the business unit, segment or group. The continued focus of the annual bonus element of compensation has been to align the interests of senior management, including the Named Executive Officers, with the Company’s financial, operating and strategic goals for the year, and in the case of fiscal 2014, to primarily encourage the achievement of the Company’s key financial and operating goals for fiscal 2014, with the focus on overall Company performance, as well as group performance if targets were exceeded.

Potential bonus awards for senior management and other eligible employees are set and determined under the Company’s Management Incentive Program (“MIP”) or, in the case of selected executives, including the Named Executive Officers, under the Executive Performance Incentive Plan (“EPIP”), which is designed to be exempt from the application of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) as discussed below under “Regulatory Considerations.” Under the EPIP, the Company retains the discretion to decrease, but not increase, the total bonus paid thereunder to a Named Executive Officer. Upon the recommendation of the Chief Executive Officer, made at the time annual fiscal year targets are established, targets may also be established to reflect certain other Company objectives, such as revenue growth, expense management, strategic development, organizational effectiveness or demonstration of the achievement of certain cross-departmental company or specific individual goals.

Fiscal 2014 Bonuses

For each of the Named Executive Officers, individual EPIP bonus potentials for fiscal 2014 were dependent upon the achievement of Company or business group targets as indicated in the chart below, with the potential bonus payout for each executive ranging from 0% to 150% of the target bonus amount.

As discussed above, the annual bonus awards are generally designed to reward for Company-wide measurable performance, as well as certain other indicators of performance. With respect to fiscal 2014, the HRCC set the EPIP performance targets for the Named Executive Officers primarily based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2014 operating plan. A corporate bonus pool was to be funded based upon the achievement of the Corporate Operating Income target, and the EPIP bonuses for all of the Named Executive Officers were to be solely based on achievement of that corporate metric up to the target bonus opportunity. Assuming the Corporate Operating Income target was met for fiscal 2014, the portion of the corporate bonus pool resulting from any performance above target would then be proportionally divided based on Corporate Operating Income and, for certain of the Named Executive Officers, the Group Operating

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Income relative contribution in accordance with the table below. Corporate Operating Income was defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding non-standard items (e.g., one-time items as discussed in earnings releases or calls and press releases, legal or tax settlements, changes to accounting policies or impaired assets). For those Named Executive Officers, as well as other senior management, in the Children’s Book Group or Education Group, the achievement of Group Operating Income was based on the Operating Income of the Children’s Book Group or Education Group, as applicable.

Funding Metrics	Corporate Operating Income to the extent it is less than or equal to target		Corporate Operating Income to the extent it is greater than target
Participants	Corporate Operating Income	Group Operating Income	Corporate Operating Income	Group Operating Income
Named Executive Officers (Children’s Book Group and Education Group)	100%	0%	0%	100%
Named Executive Officers (Staff)	100%	0%	100%	0%

In the event the Corporate Operating Income target was exceeded, for fiscal 2014 the bonus pool could be increased to fund up to a maximum of 150% of the target amount from the bonus pool for purposes of the EPIP. While individual payouts could be adjusted based on individual performance, in no case could the sum of all individual payouts exceed the total of the available corporate bonus pool. Also, if the corporate bonus pool was not funded by at least 25% of its target amount, a discretionary pool could, if determined by the HRCC, be funded within the range of 20-25% of the actual funding to be used for retention purposes for the top 10-20% highest performing employees based on recommendations to the HRCC resulting from individual performance analyses by the Human Resources Department. In the event such a discretionary pool was funded and used to pay bonuses to Named Executive Officers, such bonuses would not be covered under the EPIP, but would be considered supplemental bonuses subject to the deduction limits of Section 162(m) of the Code.

Target bonus amounts are stated as a percent of base salary. As part of the annual compensation review referred to in the base salary discussion above, for fiscal 2014, target bonus amounts were increased for certain of the Named Executive Officers to increase the percentage of performance-based compensation. Specifically, Ms. Mayer’s and Ms. Newman’s target bonus amounts were changed from 65% of base salary to 70% of base salary.

For fiscal 2014, the Company achieved Corporate Operating Income of $107 million, which was 86.0% of the target amount and above the threshold for bonus payout under the EPIP. Based on the foregoing, the HRCC approved bonuses to be paid to the Named Executive Officers under the EPIP as provided in the following table.

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Named Executive	Fiscal 2014 Bonus Amount(1)	Actual Bonus payout as a percentage of base salary	Target Bonus payout as a percentage of base salary
Richard Robinson	$1,017,979	105.0%	125%
Maureen O’Connell	$598,194	79.8%	95%
Margery Mayer	$396,403	58.8%	70%
Judith Newman	$411,390	58.8%	70%
Alan J. Boyko	$323,235	58.8%	70%

(1)	Actual bonus payouts were calculated at 84% of target as 2% of the funded pool was reserved for allocation to top performing plan participants below the senior management level.

Fiscal 2015 Targets

As discussed above, the annual bonus awards are generally designed to reward for Company-wide measurable performance, as well as certain other indicators of performance. With respect to fiscal 2015, the HRCC has again set the EPIP performance targets for the Named Executive Officers primarily based on Company-wide goals, focusing on the objective of meeting the Company’s fiscal 2015 operating plan. A corporate bonus pool will be funded based upon the achievement of the Corporate Operating Income target, and the EPIP bonuses for all of the Named Executive Officers will be solely based on achievement of that corporate metric up to the target bonus opportunity. Assuming the Corporate Operating Income target is met for fiscal 2015, the portion of the corporate bonus pool resulting from any performance above target will then be proportionally divided based on Corporate Operating Income and the Group Operating Income relative contribution in accordance with the table below. Corporate Operating Income is defined for this purpose as the Company’s net revenues less total operating costs and expenses from continuing operations as reported in the Company’s audited financial statements, excluding non-standard items (e.g., one-time items as discussed in earnings releases or calls and press releases, legal or tax settlements, changes to accounting policies or impaired assets.) For those Named Executive Officers, as well as other senior management, in the Children’s Book Group or Education Group, the achievement of Group Operating Income will be based on the Operating Income of the Children’s Book Group or Education Group, as applicable.

Funding Metrics	Corporate Operating Income to the extent it is less than or equal to target		Corporate Operating Income to the extent it is greater than target
Participants	Corporate Operating Income	Group Operating Income	Corporate Operating Income	Group Operating Income
Named Executive Officers (Children’s Book Group and Education Group)	100%	0%	0%	100%
Named Executive Officers (Staff)	100%	0%	100%	0%

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In the event the Corporate Operating Income target is exceeded, for fiscal 2015 the bonus pool may be increased to fund up to a maximum of 150% of the target amount for the bonus pool for the purposes of the EPIP. While individual payouts can be adjusted based on individual performance, in no case can the sum of all individual payouts exceed the total of the available corporate bonus pool. Also, if the corporate bonus pool is not funded by at least 25% of its target amount, a discretionary pool may, if determined by the HRCC, be funded within the range of 20-25% of the actual funding to be used for retention purposes for the top 10-20% highest performing employees based on recommendations to the HRCC resulting from individual performance analyses by the Human Resources Department. In the event such a discretionary pool was funded and used to pay bonuses to Named Executive Officers, such bonuses would not be covered under the EPIP, but would be considered supplemental bonuses subject to the deduction limits of Section 162(m) of the Code.

Special Supplemental Retention Bonus for Fiscal 2015

On August 6, 2014, the HRCC approved a special incentive and retention bonus for Maureen O’Connell in respect to her lead responsibility for a specific organizational assignment and her performance of certain additional work required for the assignment. In order to ensure her continued involvement in this work, the bonus, in the amount of $500,000, is payable on December 15, 2014, as long as Ms. O’Connell remains in the employ of the Company on that date.

Long-Term Incentive Compensation

The HRCC, which is comprised solely of independent directors as defined by NASDAQ rules, determines the awards of long-term compensation through equity incentives (in the form of stock options and restricted stock units) granted to executive officers, including the Named Executive Officers and senior management, as well as other eligible employees.

The practice of the HRCC is to consider:

•	Annual equity grants to key employees, including the Named Executive Officers and other executive officers and members of senior management, at its regularly scheduled meeting in either July or September.

•	Equity grants at other times depending upon circumstances such as promotions, new hires or special considerations.

From September 2001 through July 2011, most of the equity awards were made under the Scholastic Corporation 2001 Stock Incentive Plan (the “2001 Plan”), which provided for the grant of non-qualified stock options, incentive stock options, restricted stock and other stock-based awards. Only non-qualified stock options and restricted stock units were granted under the 2001 Plan, which expired in July 2011. Certain of the Named Executive Officers also have stock options remaining outstanding under the Scholastic Corporation 1995 Stock Option Plan (the “1995 Plan”), which expired in September 2005 and provided only for the

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grant of non-qualified stock options. The Company currently makes its grants of stock options and restricted stock units under the Scholastic Corporation 2011 Stock Incentive Plan (as amended, the “2011 Plan”), which was approved by the Board in July 2011 and by the Class A stockholders in September 2011.

The HRCC has determined that its current practice should continue to be to generally consider the award of restricted stock units and stock options, including a combination of both in most cases, which determination reflects the desire to maintain a strong long-term equity component in executive compensation and to reduce, through the restricted stock unit component, the number of equity units required to provide such component. Accordingly, the Company currently utilizes grants of stock options, restricted stock units or a combination of both to qualified executives, including the Named Executive Officers.

Options to Purchase Common Stock and Restricted Stock Units

During fiscal 2014, the HRCC granted equity-based awards to the Named Executive Officers and certain other members of senior management and to certain newly-hired employees to fulfill contractual obligations or commitments. These grants were made in the form of stock options, restricted stock units or a combination of both.

Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the fair market value of the Common Stock on the date of grant, calculated as the average of the high and low prices on the date of grant. The Company historically has calculated the exercise price of stock options by this method, which it believes gives a fair market value and eliminates price fluctuations during the day that the grant is made. Stock options granted by the HRCC normally vest in 25% annual installments beginning on the first anniversary of the grant date and expire after ten years.

Restricted stock units granted under the 2011 Plan convert automatically into shares of Common Stock on a one-to-one basis upon vesting. The 2011 Plan does not permit the deferral of restricted stock units, and the vesting of restricted stock units is generally in four equal annual installments beginning with the first anniversary of the date of grant. Through vesting and forfeiture provisions, both stock options and restricted stock units create incentives for executive officers and senior management to remain with the Company.

The specific fiscal 2014 grants to the Named Executive Officers are set forth below in the “Grants of Plan-Based Awards” table, and information regarding the equity awards held by the Named Executive Officers as of the end of fiscal 2014 is set forth below in the “Outstanding Equity Awards at May 31, 2014” table. The HRCC made its long-term incentive compensation grants for fiscal 2014 in September 2013. These grants represent an annual award for each of the Named Executive Officers, as well as one-time grants for Ms. Mayer, Ms. Newman and Mr. Boyko to recognize their roles and responsibilities in certain business restructurings in which they were involved.

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Equity Awards for the Chief Executive Officer

In 2004, the HRCC concluded that Mr. Robinson’s long-term incentive compensation opportunities had been significantly below those made available to the chief executive officers of other companies in the publishing, media and education industries reviewed by the HRCC. As a result of its review of this issue, taking into account Mr. Robinson’s overall compensation, the Company adopted the Scholastic Corporation 2004 Class A Stock Incentive Plan (the “Class A Plan”), which was designed to enable options to be granted to Mr. Robinson to acquire Class A Stock (“Class A Options”). The HRCC concluded that the Class A Plan was in the best interests of the Company and its stockholders since options granted thereunder would, in its opinion, be a significant motivating factor for Mr. Robinson and would also reflect Mr. Robinson’s stated intention to treat any long-term incentive compensation opportunities provided to him under the Class A Plan as a long-term investment in the Company. Mr. Robinson was the only eligible participant in the Class A Plan. Mr. Robinson received a total of 1,499,000 Class A Options under the Class A Plan during the period 2004 through 2008, at which time the program contemplated by the Class A Plan was completed.

Since completion of the program contemplated by the Class A Plan, long-term incentives provided to Mr. Robinson have been in the form of options to purchase Common Stock. For fiscal 2011, 2012 and 2014, Mr. Robinson was granted options under the 2001 Plan or the 2011 Plan to purchase 250,000 shares of Common Stock, 224,152 shares of Common Stock and 198,789 shares of Common Stock, respectively, in each case at the same time as the long-term incentive grants were also awarded to other executive officers and senior management. No grant was made to Mr. Robinson for fiscal 2013.

Information regarding the equity awards held by Mr. Robinson as of the end of fiscal 2014 is set forth in the “Outstanding Equity Awards at May 31, 2014” table.

Other Equity-Based Incentives

The Scholastic Corporation Employee Stock Purchase Plan (as amended, the “ESPP”) and the Scholastic Corporation Management Stock Purchase Plan (as amended, the “MSPP”) were designed to augment the Company’s stock-based incentive programs by providing participating employees with equity opportunities intended to further align their interests with the Company and its stockholders. The purpose of the ESPP is to encourage broad-based employee stock ownership. The ESPP is offered to United States-based employees, including the Named Executive Officers other than Mr. Robinson. The ESPP permits participating employees to purchase, through after-tax payroll deductions, Common Stock at a 15% discount from the closing price of the Common Stock on the last business day of each calendar quarter.

Under the MSPP, which was adopted in 1999 in order to provide an additional incentive for senior management, including the Named Executive Officers, to invest in Common Stock through the use of their cash bonuses paid under the MIP or EPIP, eligible

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members of senior management may use such annual cash bonus payments on a tax-deferred basis to purchase restricted stock units in the Company at a 25% discount from the lowest closing price in the fiscal quarter in which the bonus is paid.

With respect to fiscal 2014, senior management participants were permitted to defer receipt of all or a portion of their annual cash bonus payments, which will be used to acquire restricted stock units (“RSUs”) at a 25% discount from the lowest closing price of the underlying Common Stock during the fiscal quarter ending on August 31, 2014. The deferral period chosen by the participants may not be less than the three-year vesting period for the RSUs, with the first three years of deferral running concurrently with the vesting period. Upon expiration of the applicable deferral period, the RSUs are converted into shares of Common Stock on a one-to-one basis. During fiscal 2014, seven members of senior management elected to participate in the MSPP.

The chart below reflects the allocation by each of the Named Executive Officers of his or her bonus to the MSPP for fiscal 2014.

Named Executive Officer	Fiscal 2014 Bonus amount	% allocation to the MSPP for Fiscal 2014 Bonus	Dollar amount of Bonus to be used for the purchase of RSUs on 9/2/2014
Richard Robinson	$1,017,979	100%	$1,017,979
Maureen O’Connell	$598,194	20%	$119,639
Margery Mayer	$411,390	0%	$0
Judith Newman	$396,403	50%	$198,202
Alan J. Boyko	$323,235	25%	$80,809

Results of Stockholder Advisory Votes on Compensation of Named Executive Officers

At the 2011 Annual Meeting of Stockholders, the Class A Stockholders approved the fiscal 2011 compensation for the Company’s Named Executive Officers, including the policies and practices related thereto. The Company believes this vote reflected the general satisfaction of the Class A Stockholders with the Company’s compensation philosophy for the Named Executive Officers. Accordingly, the HRCC is continuing to apply the same general principles in determining the amounts and types of executive compensation for fiscal 2014 as outlined in the Company’s compensation philosophy and framework described above. In addition, at the same meeting the Class A Stockholders approved a determination that the Company hold advisory votes on Named Executive Officer compensation once every three years. As a result, the next advisory vote on Named Executive Officer compensation will take place at the Annual Meeting in respect of the fiscal 2014 compensation for the Company’s Named Executive Officers, including the policies and procedures related thereto. Such advisory proposal is included as Proposal 2 in this Proxy Statement, and the HRCC intends to consider the results of the vote in crafting the Company’s compensation programs for its Named Executive Officers in future years.

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Regulatory Considerations

Section 162(m) of the Code generally disallows a Federal income tax deduction for compensation paid by a publicly-held corporation in excess of $1 million to certain of its executive officers, unless the amount of such excess constitutes “qualified performance-based compensation,” including income from certain stock option awards and compensation payable based solely upon the attainment of pre-established, objective performance criteria. Stock option awards under the Company’s 1995 Plan, 2001 Plan and 2011 Plan are intended to constitute qualified performance-based compensation and income realized upon the exercise of such stock options is intended to be fully deductible by the Company notwithstanding the limits of Code Section 162(m). The Company has taken steps so that certain other components of the incentive compensation it makes available to its Named Executive Officers are intended to meet the requirements of qualified performance-based compensation and be fully deductible. For example, amounts payable under the EPIP are intended to be exempt from the deduction limits of Section 162(m) as qualified performance-based compensation. Any EPIP bonuses deferred under the Management Stock Purchase Plan by Named Executive Officers are intended to be fully deductible when paid; however, the 25% discount at which such deferrals are converted into restricted stock units under the MSPP does not constitute qualified performance-based compensation and counts towards the $1 million deduction limit of Section 162(m). In addition, bonuses awarded from any discretionary pool established under the MIP and time-vested restricted stock units awarded under the Company’s 2001 Plan and 2011 Plan also do not constitute qualified performance-based compensation, and income realized by a Named Executive Officer from any such awards would count towards the $1 million deduction limit of Section 162(m). In appropriate circumstances, the HRCC may deem it appropriate to pay compensation, including supplemental bonuses, or make incentive or retentive awards, such as time-vested restricted stock units, that do not constitute qualified performance-based compensation and therefore may not be deductible under Section 162(m). The time-vested restricted stock units awarded to the Named Executive Officers during fiscal 2014, as previously described, did not constitute “qualified performance-based compensation” under Section 162(m).

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SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the fiscal years ended May 31, 2014, May 31, 2013 and May 31, 2012 as indicated below. Since Mr. Boyko became a Named Executive Officer for the first time in fiscal 2014, compensation information for Mr. Boyko is presented in the Summary Compensation Table and the other tables which follow, including the related notes thereto, only for fiscal 2014.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compen- sation(7) ($)	Total ($)
Richard Robinson	2014	$970,000		$0		$0	$2,299,989	$1,017,979	$40,020	$89,445	$4,417,433
Chairman of the Board,	2013	$1,007,308	(1)	$0		$0	$0	$0	$55,393	$517,101	$1,579,802
Chief Executive Officer	2012	$933,461		$0		$0	$2,300,005	$1,746,000	$88,553	$222,498	$5,290,517
and President
Maureen O’Connell	2014	$750,000		$0		$209,983	$490,011	$598,194	$542	$41,198	$2,089,928
Executive Vice President,	2013	$778,847	(1)	$450,000	(2)	$0	$0	$0	$313	$132,041	$1,361,201
Chief Administrative	2012	$731,731		$0		$390,011	$259,998	$1,012,500	$109	$37,565	$2,431,914
Officer and Chief
Financial Officer
Margery Mayer	2014	$687,885		$0		$104,992	$544,999	$411,390	$1,771	$25,882	$1,776,919
Executive Vice President	2013	$690,577	(1)	$0		$0	$0	$0	$3,448	$21,101	$715,126
and President, Scholastic	2012	$647,827		$0		$209,997	$139,997	$598,500	$2,628	$21,066	$1,620,015
Education
Judith Newman	2014	$674,501		$0		$104,992	$544,999	$396,403	$1,581	$26,532	$1,749,008
Executive Vice President	2013	$694,451	(1)	$0		$0	$0	$0	$4,966	$88,843	$788,260
and President, Scholastic	2012	$651,544		$0		$209,997	$139,997	$518,700	$2,236	$35,517	$1,557,991
Book Clubs and
E-Commerce
Alan J. Boyko	2014	$513,463	(1)	$0		$104,992	$544,999	$323,235	$1,646	$26,057	$1,514,392
President, Scholastic
Book Fairs, Inc.

(1)	For fiscal year June 1, 2012 through May 31, 2013, there were 27 instead of the usual 26 pay periods for Mr. Robinson and Ms. O’Connell, Ms. Mayer and Ms. Newman. For fiscal year June 1, 2013 through May 31, 2014, there were 27 instead of the usual 26 pay periods for Mr. Boyko.

(2)	Represents a special incentive bonus approved by the HRCC relating to Ms. O’Connell’s successfully achieving targeted results in directing a significant company-wide cost cutting initiative.

(3)	Represents the grant date fair value under FASB ASC Topic 718 of awards of restricted stock units granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining the fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2014, 2013 or 2012 for the Named Executive Officers.

(4)	Represents the grant date fair value under FASB ASC Topic 718 of awards of stock options granted to the Named Executive Officers in the fiscal year indicated. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during fiscal 2014, 2013 or 2012 for the Named Executive Officers.
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(5)	Represents the full amount of the cash bonus actually awarded to the Named Executive Officer with regard to the fiscal year under the EPIP, including any amounts deferred at such person’s election and invested in RSUs under the MSPP. For fiscal 2014, Mr. Robinson, Ms. O’Connell, Ms. Mayer, Ms. Newman and Mr. Boyko had elected to invest 100%, 20%, 0%, 50% and 25%, respectively, of his or her fiscal 2014 bonus for the purchase of RSUs, which will occur on September 2, 2014. For fiscal 2013, Mr. Robinson, Ms. O’Connell, Ms. Mayer and Ms. Newman had elected to invest 50%, 15%, 0% and 10%, respectively, of his or her fiscal 2013 bonus for the purchase of RSUs; however, none of such persons received an eligible bonus for this purpose. For fiscal 2012, Mr. Robinson, Ms. O’Connell, Ms. Mayer and Ms. Newman had elected to invest 50%, 20%, 0% and 20%, respectively, of his or her fiscal 2012 bonus for the purchase of RSUs, which occurred on September 4, 2012.

(6)	Represents the actuarial present value of the Named Executive Officer’s accumulated benefit under the Company’s Cash Balance Retirement Plan on the pension plan measurement date used for financial statement purposes for fiscal 2014, fiscal 2013 and fiscal 2012.

(7)	All Other Compensation is further described in the table entitled “Summary of All Other Compensation” below.

Summary of All Other Compensation

Name	Fiscal Year	401(k) Plan Matching Contributions ($)	Life Insurance Premiums ($)	RSU Cost(1) ($)	Perquisites(2) ($)	Dividend Earnings on vested MSPP RSUs and unvested 2001/2011 Plan RSUs(3) ($)	Total ($)
Richard Robinson	2014	$7,800	$174	$0	$81,471	$0	$89,445
	2013	$7,800	$213	$427,426	$81,662	$0	$517,101
	2012	$7,350	$240	$136,099	$78,809	$0	$222,498
Maureen O’Connell	2014	$7,596	$348	$0	$0	$33,254	$41,198
	2013	$7,846	$425	$99,141	$0	$24,629	$132,041
	2012	$7,096	$480	$15,920	$0	$14,069	$37,565
Margery Mayer	2014	$7,538	$348	$0	$0	$17,996	$25,882
	2013	$7,749	$425	$0	$0	$12,927	$21,101
	2012	$7,350	$480	$2,078	$0	$11,158	$21,066
Judith Newman	2014	$7,583	$348	$0	$0	$18,601	$26,532
	2013	$7,835	$425	$50,783	$18,752	$11,048	$88,843
	2012	$7,099	$480	$0	$17,017	$10,921	$35,517
Alan J. Boyko	2014	$8,808	$348	$0	$0	$16,901	$26,057

(1)	Represents the compensation cost to the Company resulting from the 25% MSPP discount for the restricted stock units purchased by the Named Executive Officer under the MSPP in the year indicated using the bonus that would otherwise would have been paid in such year. There were no bonuses paid to the Named Executive Officers for fiscal 2013 which could be used to purchase RSUs in fiscal 2014. The compensation cost is computed using the grant date fair values for fiscal 2013 and 2012 under FASB ASC Topic 718 of $9.66 and $8.55, respectively, multiplied by the number of RSUs purchased in that fiscal year. Assumptions used in determining fair value can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)	For Mr. Robinson, $76,155, $74,928 and $72,495 of the amounts shown for fiscal 2014, 2013 and 2012, respectively, represents a portion of the compensation of certain employees who perform administrative services for Mr. Robinson personally from time to time, $4,365, $6,734 and $5,200 represents club membership dues used partially for personal use for fiscal 2014, 2013 and 2012, respectively, and $950, $952, and $2,156 for fiscal 2014, 2013 and 2012, respectively, represents fees paid by the Company for executive physicals. For Ms. Newman, the amounts shown for fiscal 2013 and 2012 represent payments made by the Company for personal use of a company-provided automobile, which was no longer provided commencing in January 2013, based on information provided by her.
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(3)	In fiscal 2014, the Company made four dividend payments, two of which were at a quarterly dividend rate of $.15 per share on the Common and the Class A Stock and two of which were at $.125 per share on the Common and the Class A Stock. In fiscal 2013, the Company made four dividend payments of $.125 per share on the Common and the Class A Stock. In fiscal 2012, the Company made four dividend payments, two of which were at a quarterly dividend rate of $.10 per share on the Common and the Class A Stock and two of which were at $.125 per share on the Common and the Class A Stock. Under the MSPP, all vested RSUs issued thereunder receive dividend earnings. Under the 2001 Plan and the 2011 Plan, restricted stock units are entitled to dividend earnings from the date of grant. This column reflects dividend earnings accrued under all such plans for the periods indicated.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on cash bonus, stock options and restricted stock units granted in fiscal 2014 to each of the Named Executive Officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units(2) (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/sh)	Closing Market Price on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Richard Robinson	—	$303,125	$1,212,500	$1,818,750	—
	9/17/2013						198,789	$30.17	$30.17	$2,299,989
Maureen O’Connell	—	$178,125	$712,500	$1,068,750
	9/17/2013				6,960	(4)		$30.17	$30.17	$209,983
	9/17/2013						46,579	$30.17	$30.17	$490,011
Margery Mayer	—	$122,500	$490,000	$735,000
	9/17/2013				3,480	(4)		$30.17	$30.17	$104,992
	9/17/2013						51,806	$30.17	$30.17	$544,999
Judith Newman	—	$118,088	$472,150	$708,225
	9/17/2013				3,480	(4)		$30.17	$30.17	$104,992
	9/17/2013						51,806	$30.17	$30.17	$544,999
Alan J. Boyko	—	$ 89,375	$357,500	$536,250
	9/17/2013				3,480	(4)		$30.17	$30.17	$104,992
	9/17/2013						51,806	$30.17	$30.17	$544,999

(1)	Represents the potential amounts of cash bonus that could have been received for fiscal 2014 under the EPIP. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the non-equity incentive plan awards actually earned by the Named Executive Officers in fiscal 2014 to be paid in fiscal 2015.

(2)	Represents restricted stock units that vest in 25% increments beginning with the first anniversary from the date of grant.

(3)	The exercise price for all options is equal to the average of the high and low Common Stock price as reported on NASDAQ on the respective grant dates, which on the date of grant, September 17, 2013, was the same as the closing price.

(4)	This column shows the fair values of restricted stock units and stock options as of the grant date computed in accordance with FASB ASC Topic 718. The Black-Scholes value per option used to calculate the grant date fair value was $11.57 in the case of Mr. Robinson and $10.52 for all the other Named Executive Officers.
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OUTSTANDING EQUITY AWARDS AT MAY 31, 2014

The following table sets forth certain information with regard to all unexercised options and all unvested restricted stock units held by the Named Executive Officers at May 31, 2014.

		Option Awards				Stock Awards
		Number of	Number of			Number	Market Value
		Securities	Securities			of Shares	of Shares
		Underlying	Underlying			or Units	or Units
		Unexercised	Unexercised	Option		of Stock	of Stock
		Options(1)	Options(1)	Exercise	Option	That Have	That Have
	Grant	(#)	(#)	Price	Expiration	Not Vested(2)	Not Vested(2)
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)
Richard Robinson	9/20/2004	333,000 (3)		$ 29.49	9/20/2014
	9/21/2005	333,000 (3)		$ 36.41	9/21/2015
	9/20/2006	333,000 (3)		$ 30.08	9/20/2016
	9/19/2007	250,000 (3)		$ 36.21	9/19/2017
	9/24/2008	250,000 (3)		$ 27.93	9/24/2018
	7/22/2009	50,000		$ 19.33	7/22/2019
	8/27/2010	187,500	62,500	$ 22.81	8/27/2020
	10/7/2011	112,086	112,086	$ 28.18	10/7/2021
	9/17/2013		198,789	$ 30.17	9/17/2023
Maureen O’Connell	3/20/2007	100,000		$ 34.85	3/20/2017
	9/19/2007	9,000		$ 36.21	9/19/2017
	12/11/2007	100,000		$ 34.84	12/11/2017
	8/27/2010	6,000	6,000	$ 22.81	8/27/2020	3,000	$95,640
	10/7/2011	13,918	13,919	$ 28.18	10/7/2021	6,920	$220,610
	9/17/2013		46,579	$ 30.17	9/17/2023	6,960	$221,885
Margery Mayer	7/19/2005	34,000		$ 37.38	7/19/2015
	7/17/2007	33,000		$ 35.38	7/17/2017
	9/19/2007	9,000		$ 36.21	9/19/2017
	9/22/2009	6,250		$ 24.52	9/22/2019
	8/27/2010	0	8,000	$ 22.81	8/27/2020	2,000	$63,760
	10/7/2011	7,494	7,495	$ 28.18	10/7/2021	3,726	$118,785
	9/17/2013		51,806	$ 30.17	9/17/2023	3,480	$110,942
Judith Newman	9/20/2005	25,000		$ 36.92	9/20/2015
	9/19/2006	6,800		$ 29.74	9/19/2016
	7/17/2007	20,000		$ 35.38	7/17/2017
	9/19/2007	9,000		$ 36.21	9/19/2017
	8/27/2010	4,000	4,000	$ 22.81	8/27/2020	2,000	$63,760
	10/7/2011	7,494	7,495	$ 28.18	10/7/2021	3,726	$118,785
	9/17/2013		51,806	$ 30.17	9/17/2023	3,480	$110,942
Alan J. Boyko	9/20/2004	1,200		$ 29.19	9/20/2014
	9/20/2005	25,000		$ 36.92	9/20/2015
	9/19/2006	2,720		$ 29.74	9/19/2016
	9/18/2007	6,000		$ 35.24	9/18/2017
	7/22/2008	15,000		$ 27.25	7/22/2018
	8/27/2010	7,500	2,500	$ 22.81	8/27/2020	1,250	$39,850
	10/7/2011	7,494	7,495	$ 28.18	10/7/2021	3,726	$118,785
	9/17/2013		51,806	$ 30.17	9/17/2023	3,480	$110,942
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(1)	All stock options that were granted in fiscal 2014 and 2012 vest in 25% increments beginning with the first anniversary of the date of grant. There were no equity grants to the Named Executive Officers in fiscal 2013.

(2)	For restricted stock units granted in fiscal 2014 and fiscal 2012, the restricted stock units vest in annual 25% increments beginning with the first anniversary of the date of grant. For restricted stock units granted in fiscal 2011, 25% of the grant vests thirteen months after the grant date and the remaining 75% vests in equal increments on the 2nd, 3rd and 4th anniversaries of the grant date. The market value of restricted stock unit awards was calculated by multiplying the number of shares of Common Stock underlying the restricted stock units by $31.88, the closing price of the Common Stock on NASDAQ on May 30, 2014, the last business day of fiscal 2014.

(3)	Represents a grant of Class A Options.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares of Common Stock acquired during fiscal 2014 upon the exercise of stock options and upon vesting of restricted stock units.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting(4)	Vesting(4)
Name	(#)	($)	(#)	($)
Richard Robinson(1)	200,000	$2,854,000	0	$0
Maureen O’Connell	0	$0	11,710	$340,349
Margery Mayer(2)	24,000	$271,200	6,863	$199,759
Judith Newman(3)	48,000	$243,146	8,363	$243,199
Alan J. Boyko	0	$0	6,113	$177,537

(1)	During fiscal 2014, Mr. Robinson exercised options to purchase 200,000 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of $19.33 from the fair market value of the underlying Common Stock on the date of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the date of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the date of exercise, January 21, 2014, which was $33.60.

(2)	During fiscal 2014, Ms. Mayer exercised options to purchase 24,000 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of $22.81 from the fair market value of the underlying Common Stock on the applicable date of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the date of exercise was computed as the closing price for the Common Stock as reported on NASDAQ on the date of exercise, March 27, 2014, which was $34.11.

(3)	During fiscal 2014, Ms. Newman exercised options to purchase 48,000 shares of Common Stock. In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant prices of $22.81, $27.25, $29.81, and $27.25 from the fair market value of the underlying Common Stock on the applicable dates of exercise. For purposes of this table, in accordance with SEC rules, the fair market value of the Common Stock on the dates of exercise was computed as the closing prices for the Common Stock as reported on NASDAQ on the dates of exercise, July 31, 2013, August 8, 2013, December 24, 2013, December 27, 2013 and January 21, 2014, which were $30.50, $30.83, $33.87, $33.77 and $33.60, respectively.

(4)	In accordance with SEC rules, the Value Realized on Vesting was computed based on the closing price of the Common Stock as reported on NASDAQ on the vesting dates. Ms. O’Connell had 5,250 RSUs, and each of Ms. Mayer, Ms. Newman and Mr. Boyko had 3,000 RSUs vest on July 22, 2013, and the closing price on that date was $29.47. Ms. O’Connell had 3,000 RSUs, each of Ms. Mayer and Ms. Newman had 2,000 RSUs and Mr. Boyko had 1,250 RSUs vest on August 27, 2013, and the closing price on that date was $29.63. Ms. O’Connell had 3,460 RSUs, and each of Ms. Mayer, Ms. Newman and Mr. Boyko had 1,863 RSUs vest on October 7, 2013, and the closing price on that date was $27.96. Ms. Newman also had 1,500 RSUs vest on October 21 2013, and the closing price on that date was $28.96.
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Pension Plan

Prior to June 1, 2009, the Company maintained the Scholastic Corporation Cash Balance Retirement Plan for substantially all of its employees based in the United States, including the Named Executive Officers (the “Retirement Plan”). Effective as of June 1, 2009, the Retirement Plan closed to new participants and accrual of future benefits under the Plan stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. Interest on the account balances is accrued monthly based on the average rate for one-year United States Treasury Bills plus 1.0%. Participants in the Retirement Plan became fully vested in their accrued benefits upon completion of three years of service. Vested retirement benefits are payable in the form of a lump-sum or annuity payment upon retirement, termination, death or disability.

The Retirement Plan had been amended and restated to a cash balance plan effective June 1, 1999. All plan participants as of July 1, 1998 who were at least age 50 as of June 1, 1999 were given the option to remain under a modified version of the Retirement Plan’s benefit formula used prior to such amendment and restatement (the “Prior Benefit Formula”). Effective June 1, 2009, accrual of future benefits under the Prior Benefit Formula also stopped. Accordingly, a participant’s benefit does not consider pay earned and service credited after June 1, 2009. Mr. Robinson elected to continue participation under the Prior Benefit Formula, which, prior to June 1, 2009, provided covered participants with retirement benefits based upon career average compensation. Individual participant contributions are not required and the Company makes all required contributions. The Prior Benefit Formula provides for an annual benefit payable at retirement equal to, for each year of credited service, 1.5% of that portion of the participant’s basic annual compensation up to $13,650, plus 2.0% of that portion of the participant’s basic annual compensation in excess of $13,650. At July 1, 2014, Mr. Robinson had earned an estimated annual benefit payment using the Prior Benefit Formula of $74,474, which is net of the benefit transferred to his former spouse pursuant to a matrimonial agreement. In 2007, Mr. Robinson reached age 70.5, and, as required by law, on April 1, 2008 he began receiving the benefit he accrued through January 1, 2008 under the Retirement Plan.

The following table sets forth the years of credited service, the present value of benefits accumulated and any payments received during the last fiscal year by each of the Named Executive Officers under the Retirement Plan, in each case computed as of May 31, 2014, the same measurement date as used in the Consolidated Financial Statements included in the Annual Report.

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PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Richard Robinson	Scholastic Corporation Cash
	Balance Retirement Plan	47	$599,301	$74,474	(3)
Maureen O’Connell	Scholastic Corporation Cash
	Balance Retirement Plan	2	$5,056	$0
Margery Mayer	Scholastic Corporation Cash
	Balance Retirement Plan	19	$102,964	$0
Judith Newman	Scholastic Corporation Cash
	Balance Retirement Plan	16	$91,705	$0
Alan J. Boyko	Scholastic Corporation Cash
	Balance Retirement Plan	21	$95,634	$0

(1)	The valuation method and material assumptions used in determining pension benefits and obligations can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report.

(2)	Pay earned and service credited after June 1, 2009 will not be considered in determining the Named Executive Officer’s benefit as the Retirement Plan was frozen as of that date.

(3)	Mr. Robinson’s benefits include $58,650 accumulated under the Prior Benefit Formula and $15,824 paid from an annuity issued by Liberty Mutual Insurance Company for participant benefits accrued under a prior retirement plan which terminated in May 1985.

The following table sets forth information about the contributions, if any, by the Named Executive Officers under nonqualified deferred compensation arrangements, which relate solely to the MSPP, during fiscal 2014 and the balances thereunder at May 31, 2014.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in the Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year End ($)(2)
Richard Robinson	$0	$1,918,060
Maureen O’Connell	$0	$386,545
Margery Mayer	$0	$7,747
Judith Newman	$0	$180,313
Alan J. Boyko	$0	$204,797

(1)	No bonus was paid in fiscal 2013. Accordingly, there were no purchases of RSUs in fiscal 2014 under the MSPP.

(2)	Represents the value of all RSUs held by the Named Executive Officer under the MSPP at May 31, 2014 and was calculated by multiplying the number of RSUs held by $31.88, the closing price of the Common Stock on NASDAQ on such date.
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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following discussion and tables describe and quantify the potential payments and benefits that would be provided to each of the Named Executive Officers in connection with a termination of employment or change-in-control under the Company’s compensation plans. Except where noted, the calculations of the potential payments to the Named Executive Officers reflect the assumption that the termination or change-in-control event occurred on May 31, 2014, with the closing price per share of the Common Stock on that date of $31.88. The calculations exclude payments and benefits to the extent that they do not discriminate in scope, terms or operation in favor of the Company’s executive officers and are available generally to all salaried employees of the Company. The calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above. Of the Named Executive Officers, as of May 31, 2014, Mr. Robinson, Ms. Mayer, Ms. Newman and Mr. Boyko were of retirement age for all of their option and restricted stock unit grants received under any of the Company’s equity-based plans, including the MSPP. Ms. O’Connell is not eligible for retirement under any of the Company’s equity plans. The Company generally does not enter into employment contracts with its executives and does not have a general severance policy applicable to all employees. Accordingly, except in the case of Ms. O’Connell, whose severance agreement is described on page 35 herein, the Named Executive Officers are entitled to benefits upon termination of their employment or a change-in-control only as provided for in respect of stock options and restricted stock units previously granted under the 1995 Plan, the 2001 Plan and the 2011 Plan (or, in the case of a portion of Mr. Robinson’s grants, under the Class A Plan) and previously purchased RSUs under the MSPP.

409A Limitations. In compliance with Code Section 409A, an executive who is a “specified employee” (one of the 50 most highly compensated employees of the Company) at the time of termination of employment may not receive a payment of any compensation that is determined to be subject to Code Section 409A until six months after his or her departure from the Company (including, but not limited to, certain benefit payments on voluntary or involuntary termination and 409A deferred compensation plan benefits).

Change-in-control. None of the MSPP, the 1995 Plan, the 2001 Plan, the 2011 Plan or the Class A Plan contains provisions that automatically change the terms of any award or accelerates the vesting of any unvested restricted stock unit or stock option upon a change-in-control. However, each of these plans has various provisions that would permit the Board committee responsible for administering such plan to amend, change or terminate the plan and/or the terms of the awards made under the plan or otherwise provide for the (i) acceleration of vesting of restricted stock units, (ii) acceleration of vesting of stock options and/or (iii) conversion of restricted stock units to stock. Because the HRCC (which administers each of these plans) has this power and may, in its discretion, choose to exercise such power in connection with a change-in-control or similar event (such as a merger or consolidation in which the Company is not the surviving entity or the acquisition of the

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Company’s Common Stock by a single person or group), the Company has presented information in the table on page 34 below regarding potential pay-outs to the Named Executive Officers upon a change-in-control based on the assumption that the HRCC would use its authority to accelerate vesting of restricted stock units and stock options and convert restricted stock units to shares under these plans effective upon a change-in-control of the Company.

MSPP Plan

As described in “Compensation Discussion and Analysis-Other Equity-Based Incentives” above, eligible members of senior management, including the Named Executive Officers, may defer receipt of all or a portion of their annual cash bonus payments, received under the MIP or EPIP, through the purchase of RSUs under the MSPP. The following table describes the payment provisions for RSUs under the terms of the MSPP upon a termination of employment of an executive participating in the MSPP.

Status of RSU	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement(1)	Death or Disability
Vested RSUs	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.	RSUs convert into stock.
Unvested RSUs	RSUs are forfeited and participant receives cash equal to the lesser of the fair market value of the underlying stock or the purchase price of the unvested RSUs.	RSUs are forfeited and participant receives a partial payment in stock and cash. The amount of stock is equal to a percentage of RSUs, with the number of full years of employment since purchase as the numerator and 3 as the denominator, and the remainder is paid in cash at the lesser of the purchase price of the unvested RSUs or the fair market value of the number of shares underlying the unvested RSUs on the date of termination	Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock.

(1)	Under the terms of the MSPP, for all RSUs purchased prior to September 21, 2011, the definition of normal retirement is age 55 or older and for all RSUs purchased after September 21, 2011, the definition of normal retirement is age 55 or older plus 10 years of employment.

Equity Incentives

As described in “Compensation Discussion and Analysis-Options to Purchase Common Stock and Restricted Stock Units” above, the Company has granted to its Named Executive Officers, with the exception of Mr. Robinson who has received only stock options, a combination of stock options and restricted stock units as part of its long-term compensation program.

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The following table illustrates the payment provisions upon a termination of employment for stock options and restricted stock units under the 1995 Plan, the 2001 Plan and the 2011 Plan in effect at May 31, 2014.

Type of equity	Voluntary Termination	Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options granted under the 1995 Plan and before July 21, 2009 under the 2001 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has 3 years to exercise vested options. Retirement defined as age 55 or older.	Vesting accelerates. Participant or his estate has one year to exercise vested options.
Non-qualified stock options granted on or after July 21, 2009 under the 2001 Plan and non-qualified stock options granted under the 2011 Plan.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	All options expire as of the date of termination.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options continue to vest. Participant has 3 years from the date of retirement to exercise vested options. Retirement defined as age 55 or older and 10 years employment.	Vesting accelerates. Participant or his estate has one year to exercise vested options.
Restricted Stock Units (RSUs) granted before July 21, 2009 under the 2001 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock.	Vesting is accelerated and RSUs convert into stock. Retirement defined as age 55 or older.	Vesting is accelerated and RSUs convert into stock.
RSUs granted on or after July 21, 2009 under the 2001 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	RSUs continue to vest for a period of 3 years. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.
RSUs granted prior to March 22, 2012 under the 2011 Plan.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.
RSUs granted under the 2011 Plan on or after March 22, 2012.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Unvested RSUs are forfeited.	Vesting is accelerated and RSUs convert into stock for all RSUs granted more than one year before the date of retirement. Retirement defined as age 55 or older and 10 years employment.	Vesting is accelerated and RSUs convert into stock.
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The following table illustrates the payment provisions upon a termination of employment for stock options under the Class A Plan.

Type of equity	Voluntary Termination or Termination for Cause	Involuntary Termination	Normal Retirement	Death or Disability
Non-qualified stock options	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has 90 days to exercise vested options.	Unvested options are forfeited. Participant has three years to exercise vested options.	Vesting of options accelerates. Participant or his estate has one year to exercise vested options.

The table below shows the aggregate amount of potential payments that each Named Executive Officer (or his or her beneficiary or estate) would have been entitled to receive if his or her employment had terminated, or, as noted under “Change-in-control” on page 30 above, is assumed to receive if a change-in-control had occurred, on May 31, 2014 under the MSPP, the 2001 Plan, the 2011 Plan and, in the case of a portion of Mr. Robinson’s outstanding stock options, the Class A Plan. The amounts shown assume that termination or the change-in-control was effective as of May 31, 2014, and include amounts earned through such time and estimates of the amounts which could otherwise have been paid out to the Named Executive Officers at that time. The actual amounts which would be paid out can only be determined at the time of each Named Executive Officer’s separation from the Company or at the time of a change-in-control. Annual bonuses are discretionary and are therefore omitted from the table, except in the case of Ms. O’Connell, and no amounts are reflected in respect of the 1995 Plan as the stock options remaining outstanding thereunder had no value at May 31, 2014 based on the exercise prices thereunder. As previously indicated, the calculations also do not include plan balances under the Retirement Plan applicable to the Named Executive Officers, which are provided in the Pension Benefits table above.

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Name	Voluntary Termination ($)	Termination for Cause ($)	Involuntary (Not for Cause) Termination ($)	Normal Retirement ($)	Death/ Disability ($)	Change-in- Control(6) ($)
Richard Robinson
MSPP(1)	$1,156,015	$1,156,015	$1,484,845	$1,918,060	$1,918,060	$1,918,060
Class A Plan stock options(2)	$2,382,770	$0	$2,382,770	$2,382,770	$2,382,770	$2,382,770
2001 Plan stock options(2)	$2,328,125	$0	$2,328,125	$2,895,000	$2,895,000	$2,895,000
2011 Plan stock options(2)	$414,718	$0	$414,718	$1,084,382	$1,169,366	$1,169,366
Total	$6,281,628	$1,156,015	$6,610,458	$8,280,212	$8,365,196	$8,365,196
Maureen O’Connell
MSPP(1,5)	$235,595	$235,595	$386,545	N/A	$386,545	$386,545
2001 Plan restricted stock units(3,5)	$0	$0	$95,640	N/A	$95,640	$95,640
2001 Plan stock options(2,5)	$54,420	$0	$108,840	N/A	$108,840	$108,840
2011 Plan restricted stock units(4,5)	$0	$0	$442,494	N/A	$442,494	$442,494
2011 Plan stock options(2,5)	$51,497	$0	$182,647	N/A	$182,647	$182,647
Severance - salary & benefits(5)	$0	$0	$2,080,824	N/A	$0	$0
Severance - bonus(5)	$0	$0	$598,194	N/A	$0	$0
Total	$341,512	$235,595	$3,895,184	N/A	$1,216,166	$1,216,166
Margery Mayer
MSPP(1)	$4,321	$4,321	$6,605	$7,746	$7,746	$7,746
2001 Plan restricted stock units(3)	$0	$0	$0	$63,760	$63,760	$63,760
2001 Plan stock options(2)	$46,000	$0	$46,000	$118,560	$118,560	$118,560
2011 Plan restricted stock units(4)	$0	$0	$0	$229,727	$229,727	$229,727
2011 Plan stock options(2)	$27,728	$0	$27,728	$121,901	$144,048	$144,048
Total	$78,049	$4,321	$80,333	$541,694	$563,841	$563,841
Judith Newman
MSPP(1)	$116,441	$116,441	$137,732	$180,313	$180,313	$180,313
2001 Plan restricted stock units(3)	$245,476	$245,476	$245,476	$309,236	$309,236	$309,236
2001 Plan stock options(2)	$50,832	$0	$50,832	$87,112	$87,112	$87,112
2011 Plan restricted stock units(4)	$0	$0	$0	$229,727	$229,727	$229,727
2011 Plan stock options(2)	$27,728	$0	$27,728	$121,901	$144,048	$144,048
Total	$440,477	$361,917	$461,768	$928,289	$950,436	$950,436
Alan J. Boyko
MSPP(1)	$124,224	$124,224	$157,159	$204,797	$204,797	$204,797
2001 Plan restricted stock units(3)	$0	$0	$0	$39,850	$39,850	$39,850
2001 Plan stock options(2)	$146,524	$0	$146,524	$169,199	$169,199	$169,199
2011 Plan restricted stock units(4)	$0	$0	$0	$229,727	$229,727	$229,727
2011 Plan stock options(2)	$27,728	$0	$27,728	$121,901	$144,048	$144,048
Total	$298,476	$124,224	$331,411	$765,474	$787,621	$787,621

(1)	All amounts represent the payout of the restricted stock units held under the MSPP based on the closing price of the Company’s Common Stock on May 31, 2014 of $31.88 per share. Under the terms of the MSPP, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control” on page 30 above, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. In the case of termination for cause and voluntary termination, the value is the sum of the closing price of $31.88 per share multiplied by the vested restricted stock units and, for the unvested restricted stock units, the lower of the sum of the purchase price of the unvested restricted stock units or the closing price of $31.88 multiplied by the number of unvested restricted stock units. In the case of involuntary termination,
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the value is the sum of the vested restricted stock units and a portion of the unvested restricted stock units (based upon the number of full years since purchase divided by three) multiplied by the closing price of $31.88 and the lesser of purchase price of the remaining unvested restricted stock units or the fair market value of the underlying shares on the date of termination. For all restricted stock units purchased prior to September 21, 2011, retirement is defined as age 55 or older and for all restricted stock units purchased after September 21, 2011, retirement is defined as age 55 or older plus 10 years of employment.

(2)	Under the terms of the 2001 Plan, the 2011 Plan and the Class A Plan, in the event of a merger or consolidation or other change-in-control, the HRCC has the ability to accelerate the vesting of unvested stock options. Accordingly, as noted under “Change-in-control” on page 30 above, the table above assumes immediate vesting of all outstanding options. Also, in the event of the Named Executive Officer’s death/disability, the vesting of unvested options is accelerated. A portion of the stock options granted to the Named Executive Officers are underwater, i.e., the exercise price is greater that the closing price on May 31, 2014, so there is no value for any of such underwater stock options.

(3)	All amounts represent the payout of the restricted stock units held under the 2001 Plan based on the closing price of the Company’s Common Stock on May 31, 2014 of $31.88 per share. Under the terms of the 2001 Plan, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control” on page 30 above, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2001 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause. In the case of an involuntary termination, for restricted stock units granted before July 21, 2009, the vesting is accelerated, and for restricted stock units granted on or after July 21, 2009, the unvested restricted stock units are forfeited.

(4)	All amounts represent the payout of the restricted stock units held under the 2011 Plan based on the closing price of the Company’s Common Stock on May 31, 2014 of $31.88 per share. Under the terms of the 2011 Plan, all unvested restricted stock units become vested upon retirement or death/disability or, as noted under “Change-in-control” on page 30 above, are assumed to become vested upon a change-in-control and the numbers in those columns represent the payout of the restricted stock units as if such were fully vested. Also, under the terms of the 2011 Plan, all unvested restricted stock units are forfeited in the case of a termination for cause or as a result of involuntary termination.

(5)	As described on page 36, on September 26, 2013, the Company entered into an agreement with respect to severance in the event of Ms. O’Connell’s termination of employment under certain circumstances. Under that agreement, as further discussed herein, all outstanding equity awards become immediately vested in the case of involuntary termination or termination for Good Reason by Ms. O’Connell. In addition, Ms. O’Connell is entitled to: (i) a lump sum cash payment equal to thirty three (33) times her monthly base salary, (ii) any bonus (if earned) relating to a fiscal year which was completed before the effectiveness of such termination, (iii) an amount equal to Ms. O’Connell’s target bonus for the fiscal year in which a termination occurs, pro-rated (based upon a percentage defined by a fraction, the numerator of which is the number of full months during the fiscal year prior to the date of effectiveness of her termination, and the denominator of which is twelve), provided that the Company’s performance criteria for the fiscal year are met on a pro forma basis, and (iv) an amount equal to the cost to purchase continuing medical benefits for Ms. O’Connell and her family for a one year period under the federal COBRA law. The amount in the column headed “Involuntary (Not for Cause) Termination” covers both an involuntary termination (not for Cause) and a voluntary termination for Good Reason and includes thirty three months’ pay, the amount of the actual bonus for fiscal 2014 and the cobra payment amounts.

(6)	See “Change of Control Arrangements for Certain Class A Stockholders” for a discussion of certain rights of first refusal with respect to shares of Class A Stock in the event of a change-in-control.

Severance Agreement with Executive Officer

On September 26, 2013, the Company entered into a severance agreement with Maureen O’Connell, Executive Vice President, Chief Administrative Officer and Chief Financial Officer of the Company (the “Severance Agreement”).

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Under the terms of the Severance Agreement, Ms. O’Connell would be eligible to receive certain severance benefits in the event that she is terminated by the Company without Cause or if she voluntarily terminates her employment with the Company for Good Reason within a defined period after the occurrence of a Good Reason event. “Good Reason” is defined as: (i) a material diminution of Ms. O’Connell’s executive titles or responsibilities and/or certain changes in reporting lines, (ii) a material reduction in salary, bonus or benefits (not being contemporaneously applied to all of the other senior executives at her level) or (iii) a material change in the geographic location of her employment. “Cause” is defined as: (i) conviction for certain crimes, (ii) gross negligence or willful malfeasance in the performance of her duties or (iii) material failure to adhere to the Company’s Code of Ethics, other written policies and procedures or instructions from the Company’s Board of Directors or Chief Executive Officer that are within the scope of Ms. O’Connell’s duties. In certain of these instances, a notice and cure period applies to either the Company or Ms. O’Connell. The severance benefits to which Ms. O’Connell would be entitled following such any such termination include: (i) a lump sum cash payment equal to thirty three (33) times her monthly base salary, (ii) any bonus (if earned) relating to a fiscal year which was completed before the effectiveness of such termination, (iii) an amount equal to Ms. O’Connell’s target bonus for the fiscal year in which a termination occurs, pro-rated (based upon a percentage defined by a fraction, the numerator of which is the number of full months during the fiscal year prior to the date of effectiveness of her termination, and the denominator of which is twelve), provided that the Company’s performance criteria for the fiscal year are met on a pro forma basis, and (iv) an amount equal to the cost to purchase continuing medical benefits for Ms. O’Connell and her family for a one year period under the federal COBRA law. The total amount of payments that would be owed to Ms. O’Connell had her employment been terminated on May 31, 2014 are reflected in the “Potential Payments upon Termination or Change-In-Control” chart on page 34 under the column headed “Involuntary (Not for Cause) Termination.”

In addition, following any involuntary termination without Cause or a voluntary termination by her for Good Reason, all of Ms. O’Connell’s then unvested equity awards issued to her under the Company’s equity plans would immediately vest without further restriction and Ms. O’Connell would be entitled to exercise any stock options then held by her for a period of ninety days or any such longer period as may be provided in the applicable stock option plan or award agreement.

Ms. O’Connell would be entitled to receive her lump sum cash severance payment not later than the 30th business day following the termination of her employment, provided she has executed a general release of claims in favor of the Company and any revocation period to which she is entitled by law in respect of such release has expired before the end of such 30-day period.

If the sum of any payments owed to Ms. O’Connell as a result of an involuntary termination without Cause or a voluntary termination by her for Good Reason following a change of control of the Company would constitute an “excess parachute payment” (as

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defined in Section 280G of the Internal Revenue Code of 1986, as amended), then such payments or other benefit due to Ms. O’Connell will be reduced to the amount that is $1.00 less than the smallest sum that would subject Ms. O’Connell to an excise tax under Section 4999 of the Internal Revenue Code. The Severance Agreement also provides that it is intended that all payments and benefits under the Severance Agreement will comply with Section 409A of the Internal Revenue Code and the regulations thereunder.

The Severance Agreement contains non-solicitation, non-disclosure and non-disparagement covenants. The non-solicitation covenant continues for a period of twelve months after a termination of Ms. O’Connell’s employment with the Company covered by the Severance Agreement.

Transaction with Executive Officer

During fiscal 2014, the Audit Committee reviewed and approved a transaction whereby the Company’s Trade group and Egg in the Hole Productions LLC, which is wholly-owned by Judith Newman, a Named Executive Officer, would enter into a publishing agreement for the publication of certain children’s books by the Company. Under the arrangement, an aggregate amount of $80,000 is payable to Egg in the Hole Productions as advances against delivery of the manuscripts for the first four books in a projected children’s book series. The transaction, including the advance and royalty structure, is based on normal market rates for a project of this type. However, because of the additional royalties which could be paid, depending upon the success of the books, the approval of the Audit Committee to the proposed publishing project with Ms. Newman was sought and received, since there is the potential for the amount of the transaction to exceed $120,000 and Ms. Newman is an executive officer of the Company. Additionally, Ms. Newman, who is the President of Scholastic Book Clubs, would not be involved in any decisions on the part of the Book Clubs group whether to include any of the books produced in the projected series as Book Club offerings.

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EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding the Company’s equity compensation plans at May 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved by security holders
Common Stock	2,856,367	$30.24	1,232,627	(1)
Class A Stock	1,499,000	$32.02	0
Equity Compensation plans not approved by security holders
Common Stock	—	—	—
Class A Stock	—	—	—
Total	4,355,367	$30.85	1,232,627

(1)	Includes 161,910 shares of Common Stock available at May 31, 2014 under the ESPP; 331,453 shares of Common Stock available at May 31, 2014 under the MSPP; and 464,873 shares of Common Stock available at May 31, 2014 under the 2011 Plan and 274,391 shares of Common Stock available at May 31, 2014 under the 2007 Plan, which shares may be issued upon the exercise of stock options or upon vesting of restricted stock units.

Stock Ownership Guidelines

The HRCC adopted the Scholastic Corporation Senior Management Stock Ownership Guidelines (the “Stock Ownership Guidelines”) in 2002. The Stock Ownership Guidelines require certain members of senior management, including the Named Executive Officers, to maintain certain specified ownership levels of the Common Stock of the Company, based on a multiple of annual base salary, exclusive of bonuses or other forms of special compensation. The multiple applicable to the Chief Executive Officer is three times annual base salary and the multiple applicable to the other Named Executive Officers is two times annual base salary. The Stock Ownership Guidelines originally provided that, with respect to each person subject to them, they would be phased in over a five year period, which was subsequently extended to six years by the HRCC. For purposes of determining compliance with the Stock Ownership Guidelines, Common Stock includes all Common Stock and securities based on the value of Common Stock acquired through participation in any of the Company’s incentive, retirement or stock purchase plans, but excluding options to purchase Common Stock. At May 31, 2014, all of the Named Executive Officers who are past the six year phase-in period were in compliance with the stock ownership level specified under the Stock Ownership Guidelines.

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MATTERS SUBMITTED TO STOCKHOLDERS

PROPOSAL 1:
ELECTION OF DIRECTORS

The Amended and Restated Certificate of Incorporation of the Company provides that the Class A Stockholders, voting as a class, have the right to fix the size of the Board so long as it does not consist of less than three nor more than fifteen directors. The current Board consists of eleven directors. Professor John G. McDonald, a director of the Company since 1985, had previously informed the Board at the time of the 2013 Annual Meeting of his decision not to stand for re-election at the 2014 Annual Meeting, and the Nominating and Governance Committee proposed to the Board that Peter Warwick be the nominee for election at the Annual Meeting to fill the vacancy resulting from Professor McDonald’s decision.

The Board has nominated the eleven persons listed below under the sections captioned “Nominees for Election by Holders of Class A Stock” and “Nominees for Election by Holders of Common Stock” for election at the Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier retirement, resignation or removal.

Proxies are solicited in favor of the eight nominees to be elected by the Class A Stockholders and the three nominees to be elected by the holders of the Common Stock, and it is intended that the proxies will be voted for such nominees unless otherwise specified. Should any one or more of the nominees become unable to serve for any reason, unless the Class A Stockholders provide for a lesser number of directors, the persons named in the enclosed proxy may act with discretionary authority in respect of the election of a substitute nominee or nominees. The Board has no reason to believe that any nominee will be unable to serve.

Recommendation

The Board recommends that Class A Stockholders vote FOR each of the eight nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the Class A Stockholders present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

The Board recommends that holders of the Common Stock vote FOR each of the three nominees for election by such holders. Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast by the holders of the Common Stock present and entitled to vote on this item at the Annual Meeting is required to elect each of the nominees.

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Nominees for Election by Holders of Class A Stock

Name	Principal Occupation or Employment	Age	Director Since*
Richard Robinson	Chairman of the Board, President and Chief Executive Officer of the Company	77	1971

Andrew S. Hedden	Executive Vice President, General Counsel and Secretary of the Company	73	1991

Mae C. Jemison	President and Founder, The Jemison Group, Inc., Houston, TX	57	1993

Peter M. Mayer	President, The Overlook Press/Peter Mayer Publishers, Inc., New York, NY	78	1999

Augustus K. Oliver	Managing Member, Oliver Press Partners, LLC, New York, NY	64	1995

Richard M. Spaulding	Former Executive Vice President of the Company	77	1974

Peter Warwick	Chief People Officer, Thomson Reuters, New York, NY	62	**

Margaret A. Williams	Director of the Institute of Politics at the John F. Kennedy School of Government at Harvard University, Cambridge, MA	59	2010

Nominees for Election by Holders of Common Stock

Name	Principal Occupation or Employment	Age	Director Since*
James W. Barge	Chief Financial Officer, Lionsgate Corp., Santa Monica, CA	59	2007

Marianne Caponnetto	Founder, MCW Group, Inc., Bedford, NY	63	2010

John L. Davies	Private Investor, Washington D.C.	64	2000

*	The dates set forth above indicate the date such director was elected as a director of the Company or its predecessor entity.

**	Nominee

Richard Robinson. Mr. Robinson has served as Chairman of the Board of the Company and/or Scholastic Inc. since 1982, as Chief Executive Officer since 1975 and as President since 1974. He has held various executive management and editorial positions with the Company since joining in 1962.

Andrew S. Hedden. In December 2008, Mr. Hedden joined the Company as its Executive Vice President, General Counsel and Secretary. Mr. Hedden was a partner of the law firm of Baker & McKenzie LLP from 2005 to November 2008, having previously been a partner with the law firm of Coudert Brothers LLP from 1975 to 2005.

Mae C. Jemison. Dr. Jemison is a physician and the President of The Jemison Group, a technology consulting company, and chair and founder of the Dorothy Jemison Foundation for Excellence. Dr. Jemison is currently leading the initiative 100 Year Starship, seed-funded by DARPA to ensure that the scientific, technological and societal capabilities for human

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travel to another star system exist within the next 100 years. Dr. Jemison was a professor of Environmental Studies at Dartmouth College from 1996-2002. She served as a National Aeronautics and Space Administration (NASA) astronaut from 1987 to 1993 and was the first woman of color in the world in space aboard the Space Shuttle Endeavour Flight in September 1992. She is a director and a member of the Nominating and Corporate Governance Committee and the Management Development and Compensation Committee of Kimberly-Clark Corporation, a director and a member of the Compensation Committee of Valspar Corporation and, from 2004 to 2007, was also a board member of Gen-Probe Incorporated. Dr. Jemison is a member of the National Academy of Sciences’ Institute of Medicine and a member of the Texas Medical Center Board of Directors. Dr. Jemison was also an official US Public Delegate to the 55th United Nations Commission on the Status of Women.

Peter M. Mayer. Mr. Mayer has been President of The Overlook Press/Peter Mayer Publishers, Inc. since 1997. Since 2003, Mr. Mayer has also been the President of Duckworth Publishers in the United Kingdom. From 1978 to 1996, he was Chairman of the Board and Chief Executive Officer of the Penguin Group Companies, overseeing its operations in the United States, the United Kingdom, Canada, Australia, New Zealand, The Netherlands and India. From 1976 to 1978, he was President and Publisher of Pocket Books. He has also served as Editor-in-Chief, Publisher and President of Avon Books.

Augustus K. Oliver. Mr. Oliver has been a Managing Member of Oliver Press Partners, LLC, an investment advisor, since 2005. Mr. Oliver also has been a Senior Managing Director of WaterView Advisors LLC, a private equity investment firm, since 1999. Mr. Oliver is the grandson of a former Chairman of the Board of Directors of Scholastic Inc. He is a director of the Phoenix Companies, Inc. He was also a director of Emageon, Inc. until April 4, 2009, when it became a private company, a director of Comverse Technology Inc. until January 4, 2013, when it merged with Verint Systems Inc., and a director of Verint Systems Inc. until February 4, 2013.

Richard M. Spaulding. Mr. Spaulding retired from Scholastic in fiscal 2008, having held various executive management positions with the Company since joining in 1960, including as Executive Vice President from 1974 to 2004.

Peter Warwick. Dr. Warwick has worked in the publishing and information industry for more than 35 years, currently serving as the Chief People Officer of Thomson Reuters since 2012. Prior to that he was the Chief Operating Officer of the Professional division of Thomson Reuters and President and Chief Executive Officer of Thomson Reuters Legal. Mr. Warwick has also been President and Chief Executive Officer of Thomson Tax & Accounting and Chief Executive Officer of Thomson Legal & Regulatory Asia Pacific, where he was responsible for businesses in Australia, New Zealand, Hong Kong, Malaysia and Singapore. Prior to joining Thomson in 1998, he worked for twenty years in educational publishing at Pearson plc, including being Managing Director of Pitman Publishing, Deputy Chief Executive Officer of Longman and Chief Executive Officer of Pearson Professional.

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Margaret A. Williams. Ms. Williams is the Director of the Institute of Politics at the John F. Kennedy School of Government at Harvard University, having been appointed to that position in June 2014. She is also a founding partner in Griffin Williams, a consulting firm that helps clients navigate challenging communications, organizational and political environments. Ms. Williams is a Trustee of the Rhode Island School of Design (RISD); an advisory board member of the Clinton Health Access Initiative; and a U.S. Commissioner to UNESCO. From 1993-97, Ms. Williams served as Assistant to President Clinton and Chief-of-Staff to First Lady Hillary Clinton. She was the first person to hold both positions concurrently. Previously, Ms. Williams was President of Fenton Communications, as well as media director for the Children’s Defense Fund and for the Center on Budget and Policy. Ms. Williams received her MA from the Annenberg School for Communication at the University of Pennsylvania and a BA from Trinity College in Washington, D.C.

James W. Barge. Mr. Barge is the Chief Financial Officer of Lionsgate Corp., where he has oversight of all financial operations, planning and strategy and is a member of the Company’s senior management team. From 2010 to 2012, he served as the Executive Vice President, Chief Financial Officer of Viacom Inc., having served as its Executive Vice President, Controller, Tax and Treasury since January 2008. He was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. Prior to joining Time Warner in 1995, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and a National Office partner, where he was responsible for the resolution of SEC accounting and reporting issues. Mr. Barge is a member of the Advisory Council for the SEC Institute, as well as a Distinguished Practitioner Lecturer for the Terry College of Business at the University of Georgia.

Marianne Caponnetto. As Founder and President of MCW Group, Inc., Ms. Caponnetto acts as a Strategic Advisor, Consultant and Board member for a diverse group of companies with a focus on start-ups and organizations with significant transformational and growth objectives. She works with a range of technology start-ups, Fortune 500 and venture capital firms in B2B and B2C businesses. From 2006 to 2008, Ms. Caponnetto was the Chief Sales and Marketing Officer at DoubleClick, Inc., an online advertising technology company acquired by Google Inc. in 2008. From 1994 to 2005, she held several marketing, digital and sales management roles at IBM, ultimately as Vice President, Global Media and Entertainment Industry. Prior to IBM, she led Strategic and Corporate Marketing for Dow Jones & Co., after a successful career in the advertising agency business. Ms. Caponnetto has served on digital technology, media and advertising industry boards and is active on several private and non-profit company boards. Ms. Caponnetto is a graduate of the University of California, Berkeley.

John L. Davies. Mr. Davies is a private investor. Mr. Davies retired from AOL in 2002, which he had joined in 1993 as Senior Vice President. In 1994, he founded AOL International, where he served as President until becoming Senior Advisor in 2000. He was also a director of Tickets.com Inc. until March 2005, when it became a private company.

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The Board and the Nominating and Governance Committee believe that the diverse backgrounds and experience of the current members of the Board and the new director nominee, as described below, combine to provide the Company with the perspectives and judgment needed to provide the necessary guidance and oversight of the Company’s business and strategies. The qualifications of the members of the Board include:

Richard Robinson

•	Executive, business and operational experience as the Company’s Chairman since 1982, CEO since 1975 and President since 1974.

•	Demonstrated leadership skills, business expertise and commitment to the Company’s mission.

•	Son of the Company’s founder and principal shareholder of the Company.

•	Substantial knowledge of and experience in publishing books, magazines and digital programs for trade, consumer and educational markets, as well as experience in direct marketing, eCommerce and the development and sale of educational technology products and services.

•	Critical understanding of the education and school markets in which the Company operates and the key relationships with teachers, administrators, parents and children developed by the Company through the schools.

Andrew S. Hedden

•	Management and legal experience as the chief legal officer of the Company.

•	Significant transactional and compliance experience through previous partnership positions with two international law firms.

•	Extensive legal, regulatory and policy experience.

Mae C. Jemison, M.D.

•	Significant entrepreneurial and business startup experience.

•	Significant international experience, particularly in emerging and developing countries.

•	Extensive education experience (elementary, high school and especially college) in the areas of science, technology, engineering and mathematics (STEM) literacy.

•	Substantial board and committee experience as an independent director of several publicly-held companies.

•	Scientific and technology experience contributing towards the mission of the Company, including product innovation and strategy.

•	Diverse private and public roles in a broad range of other activities.
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Peter M. Mayer

•	Executive, business and operational publishing experience as a former Chairman of the Board and Chief Executive Officer of Penguin Group Companies.

•	Over thirty years of executive and management experience in the publishing field.

•	Substantial additional industry experience and product knowledge as the founder of his own trade publishing company.

•	Membership on numerous industry boards and recipient of various honors in publishing.

Augustus K. Oliver

•	Substantial private equity and investment experience, most recently as a managing director of Oliver Press Partners, LLC.

•	Audit committee and compensation committee experience, including serving as Chairman of the Company’s Audit Committee.

•	Based on extensive business and investment experience, determined to be “an audit committee financial expert.”

•	Significant board experience with other public companies, including serving as a current director of The Phoenix Companies, Inc., as well as serving as the Company’s Lead Independent Director.

•	Longstanding family commitment to the Company and its mission.

Richard M. Spaulding

•	Significant executive, business and operational experience as a former Executive Vice President of the Company.

•	Substantial product and strategic marketing expertise and a deep understanding of the Company’s businesses, strategies, customers and mission.

•	Longstanding personal commitment to the Company and knowledge of its historical growth and development.

Peter Warwick

•	Significant executive, business and operational experience in both educational and information publishing.

•	Experience of successfully managing businesses that combine books and journals with online and software products and services, and managing the transition from print to digital.

•	Significant international experience, holding executive positions in the UK, Asia Pacific and US.

•	Knowledge and experience of human resources as Chief People Officer of a publicly-held company with over 50,000 employees globally.
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Margaret A. Williams

•	Significant experience with the political process, as well as diverse activities in the public sphere.

•	Extensive experience as a consultant, with significant communications expertise involving communication with many constituencies, including children, parents and teachers, the Company’s primary customer base.

•	Through prior independent consulting assignments has acquired a deep understanding of the Company, its mission and its strategic vision.

•	Extensive experience as a crisis communication strategist.

•	Significant experience in organizational and transitional management issues as advisor to corporate and non-profit clients.

•	Trustee or director of educational organizations.

James W. Barge

•	Extensive understanding of financial operations, treasury, tax, accounting, risk management and finance matters for multinational media companies.

•	Broad financial experience, including experience as a certified public accountant.

•	Significant experience in financial reporting and accounting and financial control matters involving publicly-traded companies.

Marianne Caponnetto

•	Significant experience in digital marketing and media initiatives relevant to the Company’s strategic plan for the development and marketing of its digital properties.

•	Extensive marketing expertise gained through several management positions in advertising, publishing and technology.

•	Deep expertise in the marketing and sale of technology (especially digital technologies) acquired in leadership positions at IBM and DoubleClick.

•	Broad range of operating experience with major corporations in media, publishing, advertising and technology.

•	Strong fluency in technology trends, landscape and business impact of IT decisions due to technology industry expertise and strategy/consulting work with technology start-ups.

•	Expertise in transformational business, go-to-market strategies and implementation plans as a result of direct management experience in major transformational initiatives at Dow Jones, IBM and DoubleClick/Google.
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John L. Davies

•	Substantial media industry knowledge and executive, marketing, business and operational experience as a former Senior Vice President of AOL.

•	Significant international experience as the founder of AOL International.

•	Investor and shareholder in several public and privately-held companies.

Board Leadership Structure and Risk Oversight

The Board of Directors has adopted a structure whereby the Chief Executive Officer and principal stockholder of the Company, Mr. Richard Robinson, is the Chairman of the Board. The Board believes that having Mr. Robinson as Chairman provides strong leadership for the Board and critical thinking with respect to the Company’s strategy and performance and helps ensure that shareholder interests are well represented during Board deliberations. The Board considers the Chief Executive Officer’s participation to be important to make information and insight about the Company’s business and its operations directly available to the directors in their deliberations. In the context of this structure, the Board has also approved the formal designation of a Lead Independent Director, as discussed under “Lead Independent Director” below.

The Board believes that risk oversight is the responsibility of the Board as a whole and not of any one of its committees. The Board periodically reviews the processes established by management to identify and manage risks, communicates with management about these processes and receives regular reports from each of its committees concerning, among other things, risks arising within their areas of responsibility. To facilitate the Board’s risk oversight, the Board has delegated certain functions (including the oversight of risks related to these functions) to various Board committees. The Audit Committee generally evaluates the risks related to the Company’s financial reporting process and oversees the Company’s general risk management processes. The Human Resources and Compensation Committee evaluates the risks presented by the Company’s compensation programs and takes into account these risks when making compensation decisions. The Nominating and Governance Committee evaluates whether the Board has the requisite core competencies to respond to the risks that the Company faces. The roles and responsibilities of these committees are discussed in more detail below. Although the Board has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Meetings of the Board and its Committees

Five regular meetings and one special meeting of the Board were held during the 2014 fiscal year. All incumbent directors attended 75% or more of the aggregate of such meetings and of the meetings held during the 2014 fiscal year by all standing committees of the Board of which they were a member.

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The Board currently has six standing committees: Audit; Executive; Human Resources and Compensation; Nominating and Governance; Retirement Plan; and Strategic Planning. All members of the Audit, Human Resources and Compensation and Nominating and Governance Committees are independent directors, as defined under NASDAQ listing standards. All committee members are appointed by the Board on an annual basis each September. Each committee operates under a written charter establishing its roles and responsibilities, which can be found in the Investor Relations section of the Company’s website, investor.scholastic.com, and regularly reports to the Board on its deliberations and actions, which are also submitted to the Board for ratification as appropriate. The duties and responsibilities of all the Board committees are reviewed regularly and are outlined below.

Executive Committee. Richard Robinson (Chairperson), Peter M. Mayer, Augustus K. Oliver and Richard M. Spaulding are the current members of the Executive Committee. In the intervals between meetings of the Board, the Executive Committee is authorized to exercise, with certain exceptions, all of the powers of the Board in the management of the business and affairs of the Company. No meetings of the Executive Committee were held during the fiscal year ended May 31, 2014.

Audit Committee. Augustus K. Oliver (Chairperson), James W. Barge and John L. Davies are the current members of the Audit Committee. Each member of the Audit Committee is independent, as defined under NASDAQ listing standards and applicable SEC regulations. The Board has determined that all Audit Committee members are “financially literate,” as defined under NASDAQ listing standards, and that Mr. Oliver and Mr. Barge qualify as designated financial experts based upon their business and professional experience as described previously in this proxy statement. The Audit Committee reviews the corporate accounting and financial reporting practices of the Company, including its disclosure and internal controls, and the quality and integrity of the financial reports of the Company, including a review of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Audit Committee also appoints the Company’s independent auditors and pre-approves any non-audit services to be provided by such auditors, as further described in this proxy statement under “Independent Registered Public Accountants.” The Audit Committee discusses with the Company’s internal and independent auditors the overall scope and plans for their respective audits and meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s disclosure and internal controls and the overall quality of the Company’s financial reporting. Commencing June 1, 2013, the Company fully outsourced the internal audit function to one of the big four accounting firms that is not its independent auditor, which now provides the Company’s internal audit team and reports directly to the Audit Committee. The Audit Committee periodically reviews and approves all “related party transactions,” as defined in SEC regulations. The Audit Committee held four meetings during the fiscal year ended May 31, 2014.

Human Resources and Compensation Committee. John L. Davies (Chairperson), Marianne Caponnetto, Peter M. Mayer and John G. McDonald are the current members of the Human Resources and Compensation Committee. Each member of the Human Resources

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and Compensation Committee (“HRCC”) is independent, as defined under the current applicable NASDAQ listing standards, and also meets certain additional criteria so that the Company qualifies for available exemptions pursuant to Section 162 (m) of the Code and Rule 16b-3 under the Exchange Act. For a description of the duties and responsibilities of this committee, see “Corporate Governance-HRCC Procedures” below, which includes a discussion of the actions taken by the HRCC in fiscal 2013 with respect to certain new NASDAQ rules relating to compensation committees. The HRCC held five meetings during the fiscal year ended May 31, 2014.

Nominating and Governance Committee. James W. Barge (Chairperson), Mae C. Jemison, Richard M. Spaulding and Margaret Williams are the current members of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent, as defined under NASDAQ listing standards. The Nominating and Governance Committee identifies and recommends to the Board candidates for election as directors and recommends any changes it believes desirable in the size and composition of the Board as well as Board committee structure and membership. The Nominating and Governance Committee also administers Scholastic’s Corporate Governance Guidelines (the “Guidelines”), reviews performance under, and compliance with, the Guidelines and the content of the Guidelines annually and, when appropriate, recommends updates and revisions of the Guidelines to the Board. In addition, the Nominating and Governance Committee oversees the Board self-assessment process. The Nominating and Governance Committee held five meetings during the fiscal year ended May 31, 2014.

Retirement Plan Committee. Richard M. Spaulding (Chairperson), Andrew S. Hedden, Mae C. Jemison and John G. McDonald are the current members of the Retirement Plan Committee. The Retirement Plan Committee acts on behalf of the Board in its capacity as settlor of the trusts underlying the Retirement Plan and the 401(k) Plan (collectively, the “Plans”) and with respect to the powers enumerated therein, including the power to amend or terminate the Plans. The Retirement Plan Committee also oversees the Administrative Committee, comprised of Company employees who are responsible for the day-to-day administration of the Plans, and approves the appointment of one or more trustees, or other professionals, necessary for the proper administration and operation of the Plans. Furthermore, the Retirement Plan Committee oversees the policies and practices related to the Plans and evaluates the Company’s overall retirement benefit plan philosophy, in terms of the Company and competitively within the publishing industry, as well as the investment performance under the Plans. The Retirement Plan Committee held two meetings during the fiscal year ended May 31, 2014.

Strategic Planning Committee. Mae C. Jemison (Chairperson), Marianne Caponnetto, Peter M. Mayer, Augustus K. Oliver, Richard M. Spaulding and Margaret A. Williams are the current members of the Strategic Planning Committee. The Strategic Planning Committee advises the Company’s management on implementing and achieving its strategic plan, focusing at its meetings on selected topics or areas of strategic concern to the Company. The Strategic Planning Committee held one meeting during the fiscal year ended May 31, 2014.

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At its July 2014 meeting, the Nominating and Governance Committee, which makes recommendations to the Board concerning the Board’s standing committees, determined that it would recommend to the Board at its September 2014 meeting that the Strategic Planning Committee be discontinued as a standing committee in favor of concentrating a deeper focus on strategic planning on a regular basis at the full Board level. Accordingly, it is expected that the Strategic Planning Committee will not be reconstituted as a standing committee of the Board following the Annual Meeting.

Corporate Governance

As part of the Company’s corporate governance practices, the Board has adopted the Scholastic Corporation Corporate Governance Guidelines, which are summarized below. The full text of the Company’s Corporate Governance Guidelines is available in the Investor Relations section of the Company’s website, investor.scholastic.com. Stockholders may also obtain a written copy of the Guidelines at no cost by writing to the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012, Attention: Corporate Secretary. In addition to the Guidelines, the Board believes that the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers, described below, as well as the Committee charters, which have all been approved by the Board, are vital to securing the confidence of Scholastic’s stockholders, customers, employees, governmental authorities and the investment community.

Independent Directors. Scholastic’s Corporate Governance Guidelines provide for a board of ten to fifteen directors and require a majority of independent directors. The Nominating and Governance Committee is responsible for reviewing with the Board annually the appropriate criteria and standards for determining director independence consistent with applicable legal requirements, including NASDAQ listing standards and the federal securities laws. The Board has determined that all of its current directors are independent, as defined in the NASDAQ listing standards, other than Mr. Robinson and Mr. Hedden, who are executive officers of the Company.

Lead Independent Director. In May 2010, the Board of Directors amended the Company’s Corporate Governance Guidelines to formally provide for a Lead Independent Director. At its May 2010 meeting, it was determined by the Board, upon recommendation of the Nominating and Governance Committee, that this process be formalized and provide for a Lead Independent Director in the Corporate Governance Guidelines, in view of the Company’s practice of combining the Chairman and Chief Executive Officer positions. Since the practice of holding executive sessions of the independent directors began, Mr. Oliver, at the request of the independent directors, had chaired the meetings and acted as the liaison between the independent directors and the Chairman and Chief Executive Officer, effectively fulfilling the role of a lead independent director. At the May 2010 Board meeting, the independent directors formally appointed Mr. Oliver as the Lead Independent Director pursuant to the new policy. The Board believes that, as the Chair of the Company’s Audit Committee and with his thorough understanding of the Company, Mr. Oliver is well-suited to

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lead the independent sessions of the Board in his capacity as Lead Independent Director. As described in the Company’s Corporate Governance Guidelines, the Lead Independent Director presides at executive sessions of the Board involving only the independent directors and serves as the liaison between the Chairman and Chief Executive Officer and the independent directors (unless the matter under consideration is within the jurisdiction of one of the Board’s committees). Among other matters, the independent directors, meeting in executive session, consider items they would like included in future Board agendas, the flow of information to directors, relevant Board corporate governance matters and any other topics or issues which any of the independent directors desires to raise in executive session. The Lead Independent Director is responsible for advising the Chairman and Chief Executive Officer of decisions reached or suggestions made at executive sessions.

Communication with the Board. Individuals may submit communications to the Board, or to the non-management directors individually or as a group, by sending the communications in writing to the attention of the Corporate Secretary of the Company at Scholastic Corporation, 557 Broadway, New York, NY 10012. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the appropriate directors by the Corporate Secretary.

Director Nomination Process. The Nominating and Governance Committee periodically reviews with the Board the requisite skills, competencies and characteristics of new directors, as well as the composition of the Board as a whole. The Nominating and Governance Committee makes an assessment of the suitability of candidates for election to the Board, taking into account diversity, independence, character, judgment and relevant business experience, as well as their appreciation of the Company’s mission, values and credo. In particular, the Board focuses on identifying the potential contribution any candidate can make to the diversity of backgrounds, experience and competencies which it desires to have represented on the Board.

The Nominating and Governance Committee does not believe it is currently necessary or appropriate to adopt specific, minimum objective criteria for new director nominees. Stockholders may propose nominees for Board membership for consideration by the Nominating and Governance Committee by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to the Nominating and Governance Committee, Attention: Corporate Secretary at Scholastic Corporation, 557 Broadway, New York, NY 10012. Stockholders who wish to nominate candidates for election to the Board at the next annual meeting of stockholders must adhere to the dates and follow the procedures outlined in “Stockholder Proposals for 2015 Annual Meeting” set forth below. The Nominating and Governance Committee will consider all director candidates properly submitted by stockholders in accordance with the Company’s Bylaws and Corporate Governance Guidelines using the same criteria that it uses to select directors for non-stockholder nominees. The Nominating and Governance Committee also considers such other relevant factors as it deems appropriate, including the balance of independent and non-

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independent directors, the need for Audit Committee or other relevant expertise, and the qualifications of other potential nominees. Although there is no specific policy regarding diversity, the Nominating and Governance Committee seeks to achieve diversification in the qualifications of nominees, such as different types of business or academic experience or expertise in different industries, professions and geographic areas.

Use of Executive Search Firms. From time to time, the Company has retained the services of executive search firms to assist it in identifying possible candidates for nomination for election to the Board and has currently retained Egon Zehnder to assist in identifying suitable candidates for consideration, following the prior engagement of Egon Zehnder to conduct a Board composition review to consider, among other things, whether there were additional competencies that should be represented on the Board. As part of its current engagement, Egon Zehnder assisted in the recruitment process relating to the nomination of Mr. Warwick as a nominee for election as a director.

Policy regarding Age and Tenure. At their July 2014 meetings, the Nominating and Governance Committee recommended to the Board and the Board approved amendments to the Corporate Governance Guidelines addressing director age and tenure. The amendments provide, in the case of age, for a retirement age of 75 and that a director who has reached age 75 (other than Richard Robinson, for whom there is no retirement age) may not stand for re-election to the Board at the next annual meeting of stockholders following such director reaching age 75, subject to the right of the Board, in its discretion, to nominate or re-nominate a person who has attained age 75 for election if it believes that under the circumstances it is in the Company’s best interests, and (ii) in the case of tenure, while no term limits shall apply, a director’s tenure as a member of the Board of Directors, including continued assessment of the director’s independence, will be considered, among factors, in connection with re-nomination. In the case of the re-nomination of Messrs. Mayer and Spaulding, who are both older than 75, for election as directors at the Annual Meeting, the Board, at its July 2014 meeting, determined that their re-nomination is in the Company’s best interests.

Board Meetings and Executive Sessions. Directors are expected to expend sufficient time, energy and attention to assure diligent performance of their responsibilities. Directors are expected to attend meetings of the Board and the committees on which they serve, whether in person or by telephone. Management provides all directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, directors are expected to arrive at each Board and committee meeting having reviewed the materials for the meeting. As previously discussed, the Board regularly meets in executive session with only the independent directors present, and Mr. Oliver presides over those sessions as Lead Independent Director.

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Director Attendance at Company Annual Meetings. All directors are encouraged to attend the Company’s annual meetings of stockholders. All of the Company’s directors, with the exception of Dr. Jemison and Mr. McDonald, attended the annual meeting of stockholders held on September 19, 2013.

Annual Self-Assessment. The Board makes an annual self-assessment of performance with a particular focus on key metrics related to Board performance and overall effectiveness. The Nominating and Governance Committee is responsible for overseeing the self-assessment process. In addition, early in 2014, Egon Zehnder was retained by the Company to conduct an independent Board Review based on individual interviews with each of the directors, for the purpose of obtaining the collective insight of the Board in respect to critical elements of succession planning, particularly ideal Board size, age limits, tenure and composition in terms of experience and competencies. As a result of the review, the Board adopted certain amendments to the Corporate Governance Guidelines relating to age and tenure, as described under “Policy regarding Age and Tenure” above.

Access to Management and Advisors. Directors have access to the Company’s management and, in addition, are encouraged to visit the Company’s facilities. As necessary and appropriate, the Board and its committees may retain outside legal, financial or other advisors.

Investment Expectations of Directors. Directors are encouraged to own Company stock in an amount that is appropriate for them, although the Company does not have any formal equity ownership requirements for members of the Board of Directors.

Scholastic Code of Ethics and Code of Ethics for Senior Financial Officers. The Company has implemented a Code of Ethics applicable to its employees and directors generally and a Code of Ethics for Senior Financial Officers. The Scholastic Code of Ethics was significantly revised during fiscal 2013 and distributed during fiscal 2014 for signature on a Company-wide basis. The Scholastic Code of Ethics operates as a tool to help Scholastic’s employees and directors understand and adhere to high ethical standards required for employment by, or association with, the Company. The Scholastic Code of Ethics contains procedures for employees to report to the Audit Committee any concerns with regard to any questionable accounting, internal control or auditing matters. The Code of Ethics for Senior Financial Officers provides fundamental ethical principles to which the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and Controller are expected to adhere. Both the Scholastic Code of Ethics and the Code of Ethics for Senior Financial Officers are available in the Investor Relations section of the Company’s website, investor.scholastic.com. Additionally, these documents are available in print to any stockholder requesting a copy.

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HRCC Procedures. Under its charter, the HRCC is required to meet at least three times per year. In practice the HRCC has been meeting on at least a quarterly basis to deal generally with compensation matters, including reviewing regulatory developments that may impact the Company’s compensation arrangements and considering amendments or modifications to compensation and benefit plans. At its regular meeting in July of each year, the HRCC reviews the Company’s financial and operating results for the most recent fiscal year and determines whether the relevant performance criteria required for the payment to the Named Executive Officers of annual bonuses under the EPIP for such year have been satisfied and, if so, considers and approves the actual amounts of any such payouts. Also, at that meeting the HRCC customarily determines the participants in the EPIP and establishes performance criteria for annual bonuses to be awarded under the MIP and EPIP for the current fiscal year. At its regular meeting in September, the HRCC customarily considers and approves any changes in base salary of senior executive officers.

Under the Company’s recent practice, equity-based compensation awards under the Company’s stock incentive plans then in effect are typically made each year at the scheduled July or September meeting of the HRCC, which occurs shortly before the announcement of the Company’s earnings for its fiscal year or first fiscal quarter. Except in limited circumstances, the HRCC does not generally grant equity awards to Named Executive Officers at other times during a given year and, in such cases, the grants would normally be made by the HRCC at one of its other regularly scheduled meetings.

All equity awards are made at fair market value on the date of grant, which is no earlier than the date on which the HRCC approves the grant. Under the 2001 Plan and the 2011 Plan, fair market value is deemed to be the average of the high and low market prices of the Common Stock on the date of grant.

The HRCC annually reviews the performance of the Company’s Chief Executive Officer and recommends his compensation for review and revision or approval by the Board. The compensation of the executive officers who report directly to the Chief Executive Officer is recommended by him to the HRCC, which reviews and revises or approves the recommendations as the HRCC deems appropriate. The forgoing practices are conducted with the assistance of the Company’s Human Resources Department and, as requested, input from the compensation consultants retained by the HRCC from time to time.

The HRCC has the authority and discretion to retain such external compensation consultants as it deems appropriate. The HRCC looks to its consultants to periodically review and advise the HRCC regarding the adequacy and appropriateness of the Company’s overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the HRCC or management. Compensation decisions are made by, and are the responsibility of, the HRCC and the Board and may reflect factors and considerations other than the information and recommendations provided by the HRCC’s consultants.

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At its March 2013 meeting, the HRCC adopted a revised charter pursuant to new NASDAQ rules issued pursuant to the Dodd-Frank Act which, among other things, set forth enhanced independence standards for compensation committee members and certain committee responsibilities and authority, including the requirement that compensation committees consider the independence of persons retained by such committees to provide advice to the committee. At such meeting, the HRCC reviewed certain factors included in the revised charter relevant to considering the independence of the compensation consultant currently retained by the HRCC, Pay Governance LLC. After consideration of these independence factors and review of their application to Pay Governance LLC, the HRCC unanimously determined that Pay Governance LLC qualified as an “independent” compensation consultant and approved the continued retention of Pay Governance LLC as the HRCC’s independent compensation consultant. Pay Governance LLC performs no services for the Company other than to the HRCC in relation to compensation matters.

Procedures for Approval of Related Person Transactions. The Company does not generally engage in transactions in which its executive officers or directors, any of their immediate family members or any of its 5% stockholders have a material interest, with the exception of legal fees paid to Baker & McKenzie LLP, a law firm of which Andrew S. Hedden, a director and executive officer of the Company, was a partner prior to joining the Company. The use of Baker & McKenzie for legal services is periodically presented to the Audit Committee for its consideration and approval. The Scholastic Code of Ethics, which was revised in fiscal 2013 and is posted on investor.scholastic.com, sets forth standards applicable to all employees, officers and directors of the Company and generally prohibits, unless disclosed and approved, transactions that could otherwise result in a conflict of interest. Any waiver of the Scholastic Code of Ethics for any executive officer or director of the Company requires the approval of the Audit Committee. Any such waiver would be disclosed on the Company’s website, investor.scholastic.com, and on a Current Report on Form 8-K filed with the SEC. During fiscal 2014, the Audit Committee approved a transaction between the Company and Ms. Newman, as described on page 37 of this proxy statement.

Director Compensation

During the 2014 fiscal year, each non-employee director of the Company (an “Outside Director”) was paid a cash annual retainer at the rate of $75,000 for his or her services as a director, including service on Board committees, and an annual fee at the rate of $5,000 if he or she was the chairperson of a standing committee of the Board, or $15,000 in the case of each of the chairpersons of the Audit and HRCC Committees.

In addition, pursuant to the Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “Amended Directors Plan”), which provides for annual equity awards to Outside Directors on the date of each annual meeting of stockholders, the Board, at its July 2013 meeting, determined that, for fiscal 2014, stock

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options and restricted stock units would be awarded to each Outside Director having a combined value of $70,000, with 60% of such value to be awarded as restricted stock units and 40% of such value to be awarded as stock options. Under the Amended Directors Plan, the fair value of the stock options was determined based upon the Black-Scholes model of calculating the fair value of a stock option, including the use of the exercise price equal to the fair market value of a share of Common Stock on September 19, 2013, the date of the 2013 annual meeting of stockholders, and the fair value of the restricted stock units was based upon the fair market value of a share of Common Stock on the same date. Pursuant to the terms of the Amended Directors Plan, the stock options and restricted stock units vest on the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders following the date of grant. Accordingly, with regard to the grant of stock options and restricted stock units on September 18, 2013, the entire grant vests on September 18, 2014. The stock options expire on September 18, 2023.

Under the terms of the Scholastic Corporation Directors’ Deferred Compensation Plan, directors are permitted to defer 50% or 100% of their cash retainers and other fees. Deferred amounts accrue interest at a rate equal to the 30-year United States Treasury bill rate and are paid in cash upon the later of termination from Board service or the end of the deferral period, unless paid earlier due to death, disability, change-of-control of the Company or severe financial hardship. During the fiscal year ended May 31, 2014, one director chose to defer 100% of his cash compensation under this plan. Interest expense accrued during fiscal 2014 on amounts deferred under the plan was $10,852.

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The following table summarizes the total compensation provided by the Company to the Outside Directors for the fiscal year ended May 31, 2014.

DIRECTOR COMPENSATION

				Change in
				Pension Values
				and
				Non-qualified
	Fees Earned			Deferred
	or Paid in	Stock	Option	Compensation	All Other
Fiscal Year 2014	Cash	Awards(2)	Awards(3)	Earnings	Compensation	Total
Name(1)	($)	($)	($)	($)	($)	($)
James W. Barge	$80,000	$41,989	$28,009	$0	$0	$149,998
Marianne Caponnetto	$75,000	$41,989	$28,009	$0	$0	$144,998
John L. Davies	$90,000	$41,989	$28,009	$0	$0	$159,998
Mae C. Jemison	$80,000	$41,989	$28,009	$0	$0	$149,998
Peter M. Mayer	$75,000	$41,989	$28,009	$0	$0	$144,998
John G. McDonald(4)	$75,000	$41,989	$28,009	$10,853	$0	$155,851
Augustus K. Oliver	$90,000	$41,989	$28,009	$0	$0	$159,998
Richard M. Spaulding(5)	$80,000	$41,989	$28,009	$0	$12,000	$161,998
Margaret Williams	$75,000	$41,989	$28,009	$0	$0	$144,998

(1)	Richard Robinson, the Company’s Chairman, President and Chief Executive Officer, and Andrew S. Hedden, Executive Vice President and General Counsel, do not receive compensation for their service as a director.

(2)	Represents the aggregate grant date fair value of restricted stock units granted in fiscal 2014 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. Each Outside Director had 1,374 restricted stock units outstanding as of May 31, 2014 and the fair value of such restricted stock units on the grant date, computed in accordance with FASB ASC Topic 718, was $30.56 per restricted stock unit. The difference between the amount listed above and the $42,000 (60% of $70,000) is due to rounding.

(3)	Represents the aggregate grant date fair value of stock options granted in fiscal 2014 under FASB ASC Topic 718. Assumptions used in determining the FASB ASC Topic 718 values can be found in Note 1 of Notes to Consolidated Financial Statements included in Item 8, “Consolidated Financial Statements and Supplementary Data,” in the Annual Report, disregarding estimates of forfeitures related to service-based vesting conditions. For each Outside Director who received an option award during fiscal 2014, the fair value of such award on the grant date, computed in accordance with FASB ASC Topic 718, was $10.20 per option. The difference between the amount listed above and the $28,000 (40% of $70,000) is due to rounding. At May 31, 2014, each of Messrs. Davies, Oliver, Mayer and McDonald had 38,763 options outstanding; Dr. Jemison had 32,763 options outstanding; Mr. Barge had 20,763 options outstanding; and Mr. Spaulding had 20,763 options outstanding, of which 3,000 were granted to him while he was a consultant and 17,763 were granted to him as an Outside Director. Ms. Williams and Ms. Caponnetto each had 11,763 outstanding options.

(4)	The amount shown represents the interest accrued on all amounts previously deferred by the director under the Scholastic Corporation Directors’ Deferred Compensation Plan. Mr. McDonald is not seeking re-election at the 2014 Annual Meeting.

(5)	The amount shown in the “Other Compensation” column represents compensation received by Mr. Spaulding pursuant to a consulting arrangement that he has with the Company, which was approved by the Audit Committee.
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Involvement in Certain Legal Proceedings

From 1975 to 2005, Andrew S. Hedden was a partner with Coudert Brothers LLP, a law firm which filed for Chapter 11 bankruptcy protection in the Southern District of New York Bankruptcy Court in September 2006.

James W. Barge was the Senior Vice President, Controller and Chief Accounting Officer of Time Warner Inc. from 2002 to 2007. In 2005, Time Warner entered into a settlement with the SEC relating to an SEC investigation of certain of its accounting and financial disclosure practices. In connection with this settlement, Mr. Barge, together with certain other individuals, also reached a settlement with the SEC pursuant to which he agreed, without admitting or denying the SEC’s allegations, to the entry of an administrative order in March 2005 that he cease and desist from causing violations or future violations of certain reporting provisions of the securities laws; however, he is not subject to any suspension, bar or penalty.

From 2000 to 2007, Margaret A. Williams was a director of Delta Financial Corp., a consumer finance company which filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware in December 2007.

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PROPOSAL 2:

AN ADVISORY VOTE TO APPROVE FISCAL 2014 COMPENSATION
AWARDED TO NAMED EXECUTIVE OFFICERS

As required under the Exchange Act, the Company is seeking an advisory, non-binding vote of the Class A Stockholders with respect to the compensation awarded to its Named Executive Officers for fiscal 2014. The Company’s executive compensation programs and compensation paid to its Named Executive Officers are described in the “Compensation Discussion and Analysis,” compensation tables and narrative discussion beginning on page 12 of this proxy statement. As described more fully in the “Compensation Discussion and Analysis,” the HRCC oversees the Company’s compensation and benefits programs and the compensation awarded thereunder, adopting changes to the programs and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objective of the programs: to motivate members of senior management, including the Named Executive Officers, and the Company’s employees in order to increase value for stockholders by facilitating the long-term growth of the Company.

If you are a Class A Stockholder, you may vote for or against the following resolution, or you may abstain. As an advisory vote, the result is non-binding on the Company and the Board. However, the Board and the HRCC will consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for the Named Executive Officers.

RESOLVED, that the compensation paid to the Company’s Named Executive Officers for fiscal 2014, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables, and narrative discussion included in this proxy statement, is hereby APPROVED.

Recommendation

The Board recommends that the Class A Stockholders vote FOR the foregoing resolution.

The affirmative vote of a majority of the votes cast by the holders of the Class A Stock present and entitled to vote on this item at the Annual Meeting is required to approve this advisory proposal.

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PROPOSAL 3:

APPROVAL OF AN AMENDMENT TO THE SCHOLASTIC CORPORATION
2011 STOCK INCENTIVE PLAN

Upon the recommendation of the Human Resources and Compensation Committee (the “HRCC”), the Board of Directors has unanimously approved and is submitting to the holders of the Class A Stock, for their consideration and approval, Amendment No. 2 to the Scholastic Corporation 2011 Stock Incentive Plan (the “2011 Plan Amendment”) to increase the number of shares of Common Stock available for issuance under the Plan by 2,475,000 shares. The Board adopted the 2011 Plan at its meeting on July 20, 2011, and it was approved by the holders of the Class A Stock on September 21, 2011.

If the holders of the Class A Stock approve the proposal, the Company intends to file a registration statement on Form S-8 promptly after the Annual Meeting to register the 2,475,000 additional shares subject to the 2011 Plan.

The 2011 Stock Incentive Plan is the only plan under which equity awards can currently be granted to the Company’s employees and consultants. Stock options and restricted stock units have historically been the Company’s principal form of long-term incentive compensation and have been granted as a means to motivate superior performance and to directly link the economic interests of executives and other key employees with those of stockholders. As of May 31, 2014, there are options to purchase an aggregate of 1,266,123 shares of Common Stock and 152,147 restricted stock units outstanding under the 2011 Plan and 464,873 unissued shares, which remain available for issuance in connection with future grants under the 2011 Plan.

Approval is sought from the holders of the Class A Stock for the 2011 Plan Amendment, pursuant to which an aggregate of 4,575,000 shares of Common Stock will be reserved for issuance under the 2011 Plan, an increase of 2,475,000 shares. The Board of Directors believes that the ability to award stock options and restricted stock units under the 2011 Plan in appropriate circumstances is consistent with and supportive of the purposes underlying the Company’s long-term incentive programs to attract and retain employees and to motivate superior performance. The 2011 Plan also permits similar stock based awards to be granted under certain conditions in foreign jurisdictions. Reference is also made to the “Compensation Discussion and Analysis” section of this proxy statement for further discussion of the Company’s long-term incentive compensation philosophy and goals.

Summary of the 2011 Plan

Purpose. The purpose of the 2011 Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer stock-based incentives to employees of, and consultants to, the Company and its affiliates (as defined in the 2011 Plan), thereby creating a means to raise the level of stock ownership by such

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individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the stockholders of the Company.

Administration. The 2011 Plan is administered by the HRCC, or such other committee as may be designated by the Board (the “Committee”), comprised of two or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, a “non-employee director” as defined in Rule 16b-3 and an “outside director” as defined under Section 162(m). The HRCC currently is comprised of four members, each of whom meets the foregoing requirements.

The Committee has the full authority and discretion to administer and interpret the 2011 Plan, including the authority: (i) to grant discretionary awards under the 2011 Plan, (ii) to determine the persons to whom discretionary awards will be granted, (iii) to determine the types of discretionary awards to be granted, which must be either non-qualified stock options or restricted stock units, (iv) to determine the terms and conditions of each discretionary award, (v) to determine the number of shares of Common Stock to be covered by each discretionary award, (vi) to prescribe the form or forms of instruments evidencing awards, and (vii) to make all other determinations and interpretations in connection with the 2011 Plan and awards made thereunder as the Committee, in its sole discretion, deems necessary or desirable.

The Committee may also, in its discretion, extend or accelerate the exercisability of an award granted under the 2011 Plan, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any award, waive any restriction or other provision of the 2011 Plan in respect of any award or otherwise amend or modify any award in any manner that is not adverse to the participant to whom the award was granted.

The terms and conditions of individual awards will be set forth in individual award agreements which will be consistent with the terms of the 2011 Plan. Awards under the 2011 Plan may not be made on or after September 21, 2021, the tenth anniversary of the date the Plan was approved by the stockholders of the Company, but awards granted prior to such date may extend beyond that date.

Eligibility. Pursuant to the 2011 Plan, all employees of, and consultants to, the Company or any of its affiliates are eligible to be granted non-qualified stock options and restricted stock units, if so determined by the Committee. Based on the current standards developed by the Company’s Human Resources Department, the Company estimates that the approximate number of employees who would currently comprise the group eligible to be considered for awards under the 2011 Plan would be 146 employees.

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Types of Awards Under the 2011 Plan

Options. The Committee may grant non-qualified stock options to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed 10 years), the exercise price, the vesting schedule and the other material terms of each option. No stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant. For purposes of the 2011 Plan, “fair market value” is defined as the average of the high and low of the stock prices of the Common Stock on the grant date.

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant, and the Committee, in its sole discretion, may accelerate the exercisability of such options. Payment of the exercise price may be made through various means, including paying the exercise price in cash, by means of a cashless exercise program or by other methods, including the surrender of shares of Common Stock.

Restricted Stock Units. The Committee may award restricted stock units, which are grants of units that, upon vesting, are settled by delivery of an equivalent number of shares of Common Stock or as otherwise determined by the Committee. The vesting conditions may be time-based or performance-based or a combination thereof. The recipient of a restricted stock unit award does not have any rights of a stockholder prior to the settlement of the units by delivery of shares of Common Stock. Dividend equivalent units may be awarded in the discretion of the Committee. Recipients of restricted stock units are required to enter into a restricted stock unit agreement with the Company, which sets forth the terms and conditions of the awards, including the vesting dates for the restricted stock units, and any performance criteria.

If the grant by the Committee of restricted stock units is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, business dispositions and acquisitions) and other similar events or circumstances. To date no such performance-based awards have been made.

Amendment and Termination. The 2011 Plan provides that it may be amended, in whole or in part, suspended or terminated by the Board of Directors, except that no such amendment, suspension or termination may increase the aggregate number of shares of Common Stock reserved for awards or the maximum individual share limits, change the classification of employees or consultants eligible to receive awards, decrease the minimum exercise price of any option, extend the maximum option period or otherwise effect an

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amendment that would require stockholder approval under Section 162(m) of the Code or Rule 16b-3 under the Exchange Act, unless such amendment receives stockholder approval to the extent required by Section 162(m) or Rule 16 b-3 and also under any applicable stock exchange rules.

Share and Other Limitations. Initially, a maximum of 2,100,000 shares of Common Stock was approved for issuance under the 2011 Plan from the Company’s authorized but unissued shares of Common Stock or from treasury stock. In general, upon termination, cancellation or expiration of an award, the unissued shares of Common Stock subject to the award will again be available for an award under the 2011 Plan. The maximum number of shares of Common Stock subject to options or any other awards intended to comply with Section 162(m) of the Code that may be granted to any individual under the 2011 Plan will be 500,000 shares per each type of award for any fiscal year of the Company. Under the 2011 Plan Amendment, the Company is seeking an additional 2,475,000 shares to be reserved for issuance upon grants pursuant to the Plan.

The Committee may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under the 2011 Plan to reflect any change in the Company’s capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar event to the extent provided in the 2011 Plan.

Miscellaneous. Although awards will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may determine, at the time of grant or thereafter, that a stock option that is otherwise nontransferable will be transferable in whole or in part to family members (as defined in the 2011 Plan) and may specify the circumstances and conditions under which such option may be transferred.

Material Federal Income Tax Consequences Relating to the 2011 Plan

The rules concerning the federal income tax consequences with respect to non-qualified stock options and restricted stock units granted pursuant to the 2011 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, possibly with retroactive effect, as are the interpretations and applications of such statutory provisions, which may also vary in individual circumstances. The following summary is designed to provide a general understanding of the material federal income tax consequences relating to the 2011 Plan under current law. The summary does not address state, estate, inheritance, local or foreign taxes of any kind.

Non-Qualified Stock Options. In general, a recipient will not realize any taxable income upon the grant of a non-qualified stock option and the Company will not receive a deduction at the time of grant. Upon the exercise of a non-qualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair

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market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of such Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income, subject to certain tax law limitations, on the date of exercise.

Restricted Stock Units. In general, a recipient will not realize any taxable income upon the grant of a restricted stock unit and the Company will not receive a deduction at the time of grant. A recipient is generally taxed at vesting, when the applicable forfeiture restrictions lapse and shares of Common Stock or an equivalent amount of cash are delivered to the recipient in settlement of the award. The amount of income, which is treated as ordinary income, subject to tax is the difference between the fair market value of the award at the time of vesting or delivery of shares, minus the amount paid for the award, if any. Upon a subsequent sale of Common Stock received upon settlement of the award, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income, subject to certain tax law limitations, on the date of vesting or delivery of the shares of Common Stock.

Section 162(m) of the Code. Section 162(m) of the Code disallows deductions for compensation in excess of $1 million for certain executives of publicly held corporations, unless such compensation meets the requirements of Section 162(m) as “qualified performance-based compensation.” The Company is entitled to deduct for federal income tax purposes certain performance-based compensation paid under the 2011 Plan to the Chief Executive Officer and certain other participating officers notwithstanding the $1 million limitation under Section 162(m) of the Code. All options granted to participating officers under the 2011 Plan are intended to qualify as “qualified performance-based compensation” under Section 162(m). The grant of time-vested restricted stock units under the 2011 Plan does not qualify as “qualified performance-based compensation,” while the grant of appropriate performance-based restricted stock units insight so qualify.

Allocation of Awards under the 2011 Plan. As of the date of this proxy statement, awards of 1,419,179 stock options and 291,649 restricted stock units have been made under the 2011 Plan. Because of the flexibility that the 2011 Plan provides, the cost of the 2011 Plan will vary depending on the terms of the individual grants awarded to employees. In addition, the allocation of awards under the 2011 Plan is not currently determinable since such allocation is dependent upon future decisions to be made by the Committee in its sole discretion, subject to the provisions of the 2011 Plan. Accordingly, it is not possible to determine the amounts of benefits that will be received under the 2011 Plan by the Named Executive Officers, all executive officers as a group or all employees other than executive officers. In fiscal 2014, 530,782 stock options and 32,561 restricted stock units were granted to members of senior management, including the Named Executive Officers, as a group, and

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247,652 stock options and 35,109 restricted stock units were granted to all other employees. The Amended and Restated Scholastic Corporation 2007 Outside Directors Stock Incentive Plan provides for grants of stock options and restricted stock units to non-employee directors. Grants to directors are more fully described herein under the caption “Director Compensation.”

Current Stock Information. On July 29, 2014, the closing price of the Company’s Common Stock on the NASDAQ National Market System was $36.35.

Recommendation

The Board of Directors recommends that the holders of the Class A Stock vote FOR the approval and adoption of Amendment No. 2 to the Scholastic Corporation 2011 Stock Incentive Plan.

The affirmative vote of a majority of the votes cast by the holders of the Class A Stock present and entitled to vote on this item at the Annual Meeting is required to approve Amendment No. 2 to the Scholastic Corporation 2011 Stock Incentive Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP (“EY”) to be the independent registered public accountants of the Company for the fiscal year ending May 31, 2015. A representative of EY will be present at the Annual Meeting and will be afforded the opportunity to make a statement. Such representative will also be available to respond to appropriate questions.

The aggregate fees for professional services provided by EY to the Company were $4,469,000 for fiscal 2014 and $4,238,000 for fiscal 2013. The total fees for services provided by EY to the Company during the fiscal years ended May 31, 2014 and May 31, 2013 are summarized in the table below.

	Fiscal 2014	Fiscal 2013
	$	$
Audit Fees	$3,521,500	$2,931,000
Audit-Related Fees	$302,500	$805,000
Tax Fees	$645,000	$502,000
All Other Fees	$—	$—
TOTAL FEES	$4,469,000	$4,238,000
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Type of Fee paid	Work performed
Audit Fees	Fees related to:
	•	the annual audit of the consolidated financial statements and internal control over financial reporting
	•	quarterly financial statement reviews
	•	statutory audits
Audit-Related Fees	Fees related to:
	•	benefit plan audits
	•	assistance with the response to an SEC comment letter
	•	stand alone audit of a subsidiary
Tax Fees	Fees related to:
	•	federal, state and international tax compliance
	•	domestic and international tax consulting

In fiscal 2014 and fiscal 2013, in accordance with Section 10A(i) of the Exchange Act, the Audit Committee approved the Audit Fees and also pre-approved all of the Audit-Related services and Tax services provided by EY. The Audit Committee’s non-audit services pre-approval policies require the receipt and analysis of a summary containing a description of the non-audit service proposed to be provided prior to commencement of the engagement. The Audit Committee then makes an evaluation as to whether the provision of the proposed non-audit service by EY will affect its independence and also considers the percentage of non-audit fees related to the total audit fees. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the Audit Committee has delegated to its chair, Mr. Oliver, the authority to approve such service on its behalf, provided that such action is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE’S REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended May 31, 2014 with the Company’s management. The Audit Committee has discussed with EY, the Company’s independent public registered accountants, the matters required to be discussed by Statement on Auditing Standards no. 61, as adopted by the Public Company Accounting Oversight Board, as modified or supplemented.

The Audit Committee has also received the written disclosures and the letter from EY required by Rule 3526 of the Public Company Accounting Oversight Board, and the Audit Committee has discussed the independence of EY with that firm.

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Based on the Audit Committee’s review and discussions noted above, the Audit Committee unanimously recommended to the Board (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2014 for filing with the SEC.

Audit Committee

Augustus K. Oliver, Chairperson
James W. Barge
John L. Davies

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in the proxy materials regarding the 2015 Annual Meeting must ensure that such proposals are received by the Secretary of the Company not later than April 9, 2015 and that such proposals meet the other requirements contained in SEC Rule 14a-8. In order for a proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of SEC Rule 14a-4(c) for consideration at the 2015 Annual Meeting, but not included in the Company’s proxy materials, such proposal must be received no later than June 23, 2015.

OTHER MATTERS

The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

By Order of the Board of Directors

Andrew S. Hedden
Secretary

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Amendment Number 2
to the
Scholastic Corporation
2011 Stock Incentive Plan

Section 4.1 of the Scholastic Corporation 2011 Stock Incentive Plan (the “Plan”) is amended by substituting: “4,575,000” for “2,100,000” where it appears therein; and

Subject to the foregoing, the Plan remains in full force and effect in accordance with the terms thereof.

The foregoing amendment was duly approved by resolution of the Human Resources and Compensation Committee of the Board of Directors of Scholastic Corporation at its meeting held on July 22, 2014.

A-1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com.

SCHOLASTIC CORPORATION

Annual Meeting of Stockholders

September 24, 2014 9:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints RICHARD ROBINSON AND ANDREW S. HEDDEN, or either of them, each with the full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 24, 2014 at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If you are a stockholder of record and no direction is given, this Proxy will be voted FOR the election of directors. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

If all or a portion of the shares you are voting are a result of your being a participant in the Scholastic Corporation 401(k) Savings and Retirement Plan, then you may instruct the plan Trustee how to vote all full and fractional shares attributable to your account invested in the Scholastic Corporation Stock Fund on July 26, 2013 by completing the reverse side of this card and returning it by September 19, 2014.

Continued and to be signed on reverse side

SCHOLASTIC CORPORATION 557 BROADWAY NEW YORK, NY 10012	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:
			☐	☐	☐
1.	Election of Directors
Nominees

01	James W. Barge 02 Marianne Caponnetto 03 John L. Davies

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

SCHOLASTIC CORPORATION

Proxy for Annual Meeting of Stockholders, September 24, 2014

(The Solicitation of This Proxy is Made of Behalf of the Board of Directors)

The undersigned hereby appoints RICHARD ROBINSON and ANDREW S. HEDDEN, or either of them, each with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Scholastic Corporation to be held at 557 Broadway, New York, New York, on Wednesday, September 24, 2014, at 9:00 A.M. local time, and at any adjournment thereof, and to vote the shares of Class A Stock the undersigned would be entitled to vote if personally present.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY TODAY

SCHOLASTIC CORPORATION

CLASS A STOCK PROXY

Annual Meeting of Stockholders, September 24, 2014

In the absence of specific directions noted below, it is understood that the undersigned’s shares of Class A Stock will be voted FOR THE ELECTION OF DIRECTORS and FOR Proposal 2 and Proposal 3.

The undersigned hereby votes the above number of shares of Class A Stock of Scholastic Corporation as follows:

1.	For the election of: Richard Robinson, Andrew S. Hedden, Mae C. Jemison, Peter M. Mayer, Augustus K. Oliver, Richard M. Spaulding, Peter Warwick and Margaret A. Williams.

FOR:	WITHHOLD:	FOR ALL EXCEPT:

(Write the name(s) of the individuals nominee(s) for whom authority to vote in withheld on the line below):

2.	For the approval of the fiscal 2014 compensation awarded to Named Executive Officers.

FOR:	AGAINST:	ABSTAIN:

3.	For the approval of an amendment to the Scholastic Corporation 2011 Stock Incentive Plan.

FOR:	AGAINST:	ABSTAIN:

4.	In their discretion, the proxies will vote upon such other matters as may properly come before the meeting and as may properly be voted upon by the holders of Class A Stock.

Date:
Class A Stockholder
No. of Shares :

Please mark your vote as indicated in this example X